EXHIBIT 4.6

CREDIT AGREEMENT

DATED AS OF NOVEMBER 13, 2019

Between:

ALIO GOLD INC.
as Borrower

- and -

ALIO GOLD (US) INC.,
RYE PATCH MINING US INC., and

FLORIDA CANYON MINING INC.

as Guarantors

- and -

SPROTT PRIVATE RESOURCE LENDING II (COLLECTOR), LP
as Lender

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TABLE OF CONTENTS

Article 1 INTERPRETATION	- 1 -
Definitions	- 1 -
Interpretation Not Affected by Headings	- 14 -
Statute References	- 14 -
Permitted Encumbrance	- 14 -
Currency	- 14 -
Use of the Words “Best Knowledge”, "continuing" and "indebtedness"	- 14 -
Non-Business Days	- 15 -
Governing Law	- 15 -
Paramountcy	- 15 -
Enurement	- 15 -
Interpretation	- 15 -
Time of Essence	- 15 -
Accounting Terms	- 15 -
Schedules	- 16 -
Article 2 THE FACILITY	- 16 -
The Facility	- 16 -
Non-Revolving	- 16 -
Term	- 16 -
Use of Proceeds	- 16 -
Interest	- 16 -
Minimum Interest	- 17 -
Computations	- 17 -
No Set-off	- 17 -
Time and Place of Payments	- 17 -
Record of Payments	- 18 -
Article 3 SHARE PURCHASE RIGHT	- 18 -
Partner Alignment Shares	- 18 -
Article 4 prePayment	- 18 -
Principal Repayments	- 18 -
Voluntary Prepayment	- 18 -
Mandatory Prepayments of the Facility	- 19 -
Article 5 SECURITY	- 19 -
Security Documents	- 19 -
Registration of the Security	- 19 -
After Acquired Property and Further Assurances	- 20 -
Article 6 CONDITIONS precedent to advance	- 20 -
Conditions Precedent to Advance	- 20 -
Waiver	- 22 -
Article 7 REPRESENTATIONS AND WARRANTIES	- 22 -
Representations and Warranties of the Credit Parties	- 22 -
Acknowledgement	- 29 -
Survival and Inclusion	- 29 -
Article 8 COVENANTS OF THE CREDIT PARTIES	- 29 -
General Covenants	- 29 -
Negative Covenants of the Credit Parties	- 33 -
Continued Listing	- 34 -
To Pay Lender’s Fees and Expenses	- 34 -
Comply with Continuous Disclosure Obligations	- 35 -
To Pay Additional Amounts	- 35 -
Further Assurances	- 35 -
Lender May Perform Covenants	- 35 -
Article 9 DEFAULT AND ENFORCEMENT	- 36 -

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Events of Default	- 36 -
Acceleration on Default	- 38 -
Waiver of Default	- 38 -
Enforcement by the Lender	- 38 -
Application of Moneys	- 39 -
Persons Dealing with Lender	- 39 -
Lender Appointed Attorney	- 39 -
Remedies Cumulative	- 39 -
Set-Off	- 39 -
Article 10 NOTICES	- 40 -
Notice to the Borrower	- 40 -
Notice to the Lender	- 40 -
Waiver of Notice	- 40 -
Article 11 indemnities	- 40 -
General Indemnity	- 40 -
Environmental Indemnity	- 41 -
Action by Lender to Protect Interests	- 41 -
Article 12 miscellaneous	- 42 -
Amendments and Waivers	- 42 -
No Waiver; Remedies Cumulative	- 42 -
Survival	- 42 -
Benefits of Agreement	- 42 -
Binding Effect; Assignment; Syndication	- 42 -
Maximum Return	- 43 -
Judgment Currency	- 44 -
Entire Agreement	- 44 -
Joint and Several	- 44 -
Payments Set Aside	- 44 -
Severability	- 44 -
Counterparts and facsimile	- 45 -

Schedule A  Project

Schedule B  Security Documents

Schedule C  Shares and ownership interests

Schedule D  Material contracts

Schedule E  Authorizations to be obtained on or prior to the Closing Date

Schedule F  Compliance Certificate

Schedule G  Royalty Obligations

Schedule H  Hall Lease Consent

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CREDIT AGREEMENT

THIS AGREEMENT made as of the 13th day of November, 2019

BETWEEN:

alio gold inc., a company organized and existing under the laws of the Province of British Columbia

(hereinafter referred to as the “Borrower”)

AND:

ALIO GOLD (US) INC., a company organized and existing under the laws of the Province of British Columbia

RYE PATCH MINING US INC., a company organized and existing under the laws of the State of Nevada

FLORIDA CANYON MINING INC., a company organized and existing under the laws of the State of Delaware

(hereinafter referred to as the “Guarantors”)

AND:

SPROTT PRIVATE RESOURCE LENDING II (COLLECTOR), LP, a limited partnership organized and existing under the laws of the Province of Ontario

(hereinafter referred to as the “Lender”)

WHEREAS the Borrower has requested, and the Lender has agreed, to establish a $15,000,000 principal amount senior secured credit facility on and subject to the terms and conditions herein set forth.

NOW THEREFORE THIS CREDIT AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, the parties agree as follows:

Article 1
INTERPRETATION

Definitions

1.1	In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

“1999 Muller Royalty” has the meaning attributed to such term in Subsection (d) of the definition of Royalty Obligations;

“Able & York Royalty” has the meaning attributed to such term in Subsection (a) of the definition of Royalty Obligations;

“Advance” means the advance of the Facility to be made hereunder;

“Affiliate” has the meaning given thereto in the Securities Act;

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“Agreement”, “this Agreement”, “hereto”, “hereby”, “hereunder”, “hereof”, “herein” and similar expressions refer to this credit agreement, as amended, modified, supplemented, restated or replaced from time to time, and not to any particular Article, section, subsection, paragraph, clause, subdivision or other portion hereof, and include any and every supplemental agreement; and the expressions “Article”, “Section”, “subsection” and “paragraph” followed by a number mean and refer to the specified Article, section, subsection or paragraph of this Agreement;

“Amount” or “Amount Payable” includes the principal amount advanced or deemed to be advanced and any other amount payable hereunder or under any of the Facility Documents;

“Applicable Law” means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgments and decrees, and all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and also includes any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation;

“Applicable Securities Legislation” means all applicable securities laws of each of the Reporting Jurisdictions and the respective rules and regulations under such laws together with applicable published fee schedules, prescribed forms, policy statements, national or multilateral instruments, orders, blanket rulings and other applicable regulatory instruments of the securities regulatory authorities in any of the Reporting Jurisdictions;

“Authorization” means any authorization, consent, approval, resolution, licence, permit, concession, exemption, filing, notarization or registration;

“Borrower” means Alio Gold Inc., a company organized and existing under the laws of the Province of British Columbia, and its successors and permitted assigns;

“Borrower’s Auditors” means, at any time, a firm of chartered accountants duly appointed as auditors of the Borrower;

“Business Day” means any day other than Saturday, Sunday or a statutory holiday when banks are not open in Toronto, Ontario or Vancouver, British Columbia;

“Capital Lease” means, with respect to a Person, a lease or other arrangement in respect of personal property that is required to be classified and accounted for as a capital lease obligation on a balance sheet of the Person in accordance with IFRS;

“Capital Lease Obligation” means, with respect to a Person, the obligation of the Person to pay rent or other amounts under a Capital Lease and for the purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date as determined in accordance with IFRS;

“Caterpillar Consent” means a consent to assignment executed by Caterpillar Financial Services Corporation in connection with the master services agreement dated as of October 2, 2019 between Caterpillar Financial Services Corporation and Florida Canyon Mining, Inc. in form and substance satisfactory to the Lender;

“Certificate of the Borrower” means an instrument signed in the name of the Borrower and without personal liability by any Director or senior officer of the Borrower, certifying the matters specified therein;

“Change of Control” means the occurrence of any of the following events:

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(a)

there is a report filed with any securities commission or securities regulatory authority in Canada, disclosing that any offeror (as such term is defined in section 1.1 of Multilateral Instrument 62-104 Take-Over Bids and Issuer Bids) has acquired beneficial ownership (within the meaning of the Securities Act) of, or the power to exercise control or direction over, or securities convertible into, any Voting Shares, that together with the offeror’s securities (as such term is defined in section 1.1 of Multilateral Instrument 62-104 Take-Over Bids and Issuer Bids) in relation to any Voting Shares, would constitute Voting Shares representing more than 50% of the total voting power attached to all Voting Shares then outstanding;

(b)

there is consummated any amalgamation, consolidation, statutory arrangement (involving a business combination) or merger of the Borrower (1) in which the Borrower is not the continuing or surviving corporation or (2) pursuant to which any Voting Shares would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case) an amalgamation, consolidation, statutory arrangement or merger of the Borrower in which the holders of the Voting Shares immediately prior to the amalgamation, consolidation, statutory arrangement or merger have, directly or indirectly, more than 50% of the Voting Shares of the continuing or surviving corporation immediately after such transaction; or

(c)

any Person or group of Persons shall succeed in having a sufficient number of its nominees elected as Directors of the Borrower such that such nominees, when added to any existing Directors after such election who were nominees of or Affiliates or related Persons of such Person or group of Persons, will constitute a majority of the Directors;

“Closing Date” means November 13, 2019, or such other date as the Lender and the Borrower may agree in writing;

“Code” means the Internal Revenue Code of 1986;

“Commitment” means the aggregate principal amount of up to $15,000,000, which the Lender has agreed to make available to the Borrower in accordance with and subject to the terms of this Agreement;

“Common Shares” means common shares in the capital of the Borrower as such shares exist at the close of business on the date of execution and delivery of this Agreement;

“Compliance Certificate” means a certificate in the form attached as Schedule F;

“Constating Documents” means (i) with respect to a corporation, its articles of incorporation, amalgamation or continuance, notice of articles (if applicable), constitution, or other similar documents by which it is established under its governing corporate legislation as a corporation, and its by-laws, if any, and (ii) with respect to any other Person which is an artificial body other than a corporation, the organization and governance documents of such Person; in each case as amended and supplemented from time to time;

“Contingent Liabilities” means, with respect to a Person, any agreement, undertaking or arrangement by which the Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) the obligation, debt or other liability of any other Person or guarantees the payment of dividends or other distributions upon the shares of any Person.  The amount of any Contingent Liability will, subject to any limitation contained therein, be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the obligation, debt or other liability to which the Contingent Liability is related;

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“Control” of any Person means:

(a)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:
(i)	cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of such Person; or
(ii)	appoint or remove all, or the majority, of the directors or other equivalent officers of such Person; or
(iii)	give directions with respect to the operating and financial policies of such Person with which the directors or other equivalent officers of such Person are obliged to comply; and/or
(b)	the holding beneficially of more than 50% of the issued share capital of such Person;

“Credit Parties” means collectively, the Borrower and the Guarantors, and “Credit Party” means any one of them;

“Current Assets” means, at any time, all current assets on the consolidated balance sheet of the Borrower, determined as of such time in accordance with IFRS, except that the value of all gold inventories contained on leach pads will be fixed at 80% of the value of such gold inventories shown on the consolidated balance sheet of the Borrower;

“Current Liabilities” means, at any time, all current liabilities on the consolidated balance sheet of the Borrower, less the current portion of the outstanding Facility Indebtedness classified as current liabilities on the Borrower’s balance sheet, determined as of such time in accordance with IFRS;

“Default” means an Event of Default or any event or circumstance specified in Section 9.1 which would (with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing) be an Event of Default;

“Director” means a director of the Borrower for the time being and “Directors” means the board of directors of the Borrower or, whenever duly empowered, a committee of the board of directors of the Borrower, and reference to action by the Directors means action by the directors as a board or action by such a committee of the board as a committee;

“Disclosure Letter” means the disclosure letter dated as of the date of this Agreement and issued by the Borrower to the Lender concurrently with the execution and delivery of this Agreement, making certain disclosures and providing certain assurances to the Lender in connection with this Agreement;

“Disclosure Record” means all information circulars, prospectuses (including preliminary prospectuses), annual information forms, offering memoranda, financial statements, material change reports and news releases filed by the Borrower with the Exchanges and all securities regulatory authorities in each Reporting Jurisdiction during the 12 months preceding the date hereof;

“Distribution” includes with respect to any Credit Party (i) any dividend or other distribution on issued shares or any other Equity Interest of such Credit Party, (ii) any purchase, redemption or retirement of any issued share, warrant or other Equity Interest or any other option or right to acquire any share or other Equity Interest of such Credit Party or (iii) any payment whether as consulting fees, management fees or otherwise to any Related Party of such Credit Party;

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“Encumbrance” means, with respect to any Person, any mortgage, debenture, pledge, hypothec, lien, charge, claim, deed of trust, royalty, assignment by way of security, hypothecation, security interest, conditional sales agreement, lease or title retention agreement, financing statement or other registration or recording in any public registry system affecting any of such Person’s property or other encumbrance, granted or permitted by such Person or arising by operation of law, in respect of any of such Person’s property, or any consignment by way of security or capital lease of property by such Person or consignee or lessee, as the case may be, or any other security agreement, trust or arrangement having the effect of security for the payment of any debt, liability or other obligation, and “Encumbrances”, “Encumbrancer”, “Encumber” and “Encumbered” have corresponding meanings;

“Environmental Laws” means all federal, provincial, state, municipal, national, county, local and other laws, statutes, codes, ordinances, by-laws, rules, regulations, policies, guidelines, certificates, approvals, permits, consents, directions, standards, judgments, orders and other Authorizations, as well as common law, civil law and other jurisprudence or authority, in each case, domestic or foreign, having the force of law at any time relating in whole or in part to any Environmental Matters and any permit, order, direction, certificate, approval, consent, registration, licence or other Authorization of any kind held or required to be held in connection with any Environmental Matters;

“Environmental Matters” means:

(a)

any condition or circumstance relating to: (i) the generation, storage, discharge, or emission of any pollution, noise, odour, hazardous materials, or contaminants; (ii) the preservation, protection, or alteration of any environmental media, including but not limited to air, water, and land; the protection of human health, plants, animals, other living organisms and cultural resources; and

(b)	the presence of any waste, toxic or hazardous substance, contaminant or dangerous good or the deposit, release or discharge of any thereof into environmental media;

“Equity Interests” means, with respect to any Person, shares in the capital of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or acquisition from such Person of shares in the capital of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares in the capital of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination;

“ERISA” means the Employee Retirement Income Security Act of 1974;

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of section 414(b) or (c) of the Code (and sections 414(m) and (o) of the Code for purposes of provisions relating to section 412 of the Code);

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under section 4042 of ERISA

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for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of sections 430, 431 and 432 of the Code or sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan;

“Event of Default” has the meaning attributed to such term in Section 9.1;

“Exchanges” means the TSX and the NYSE American and each of their respective successors thereto, and “Exchange” means either of them, as applicable;

“Existing Caterpillar Indebtedness” means all Capital Lease Obligations outstanding pursuant to any equipment lease existing as of the date hereof between the Borrower and Caterpillar Financial Services Corporation;

“Facility” has the meaning attributed to such term in Section 2.1;

“Facility Documents” means this Agreement, the Security Documents, the Guarantees, the Disclosure Letter and all other agreements, certificates, instruments, notices and documents delivered or to be delivered by the Credit Parties hereunder or thereunder, each as amended, modified, supplemented, restated or replaced from time to time;

“Facility Indebtedness” means all present and future debts, liabilities and obligations of the Borrower and the Guarantors to the Lender under and in connection with this Agreement and all other Facility Documents, including all Amounts Payable and all fees and other money payable or owing from time to time pursuant to the terms of this Agreement or any of the other Facility Documents;

“Facility Repayment Test” has the meaning attributed to such term in Section 8.1(r);

“Financial Assistance” means, with respect to any Person, any loan, guarantee, indemnity, assurance, acceptance, extension of credit, loan purchase, share purchase, equity or capital contribution, investment or other form of direct or indirect financial assistance or support of any other Person or any obligation (contingent or otherwise);

“Financial Instrument Obligations” means, with respect to any Person, obligations arising under:

(a)

interest rate swap agreements, forward rate agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is interest rates or the price, value or amount payable thereunder is dependent or based upon interest rates or fluctuations in interest rates in effect from time to time (but excluding non-speculative conventional floating rate indebtedness);

(b)

currency swap agreements, cross-currency agreements, forward agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates in effect from time to time; and

(c)	any agreement for the making or taking of any commodity (including gold, coal, natural gas, oil and electricity), swap agreement, floor, cap or collar agreement or commodity

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future or option or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is any commodity or the price, value or amount payable thereunder is dependent or based upon the price or fluctuations in the price of any commodity;

or any other similar transaction, including any option to enter into any of the foregoing, or any combination of the foregoing, in each case to the extent of the net amount due or accruing due by the Person under the obligations determined by marking the obligations to market in accordance with their terms;

“Fiscal Quarter” means a fiscal quarter of the Borrower;

“Foreign Government Scheme or Arrangement” has the meaning attributed to such term in Section 7.1(dd);

“Foreign Plan” has the meaning attributed to such term in Section 7.1(dd);

“Florida Canyon” means Florida Canyon Mining Inc., a corporation incorporated and existing under the laws of the State of Delaware, USA;

“Governmental Authority” means each national, state, provincial, county, municipal or other such governmental or public authority, including their authorized administrative bodies, courts, tribunals, commissions and agents, which have legal jurisdiction over a Person or a matter relevant to this Agreement;

“Guarantees” means the guarantees to be provided by the Guarantors in connection with the Facility, as amended, modified, supplemented, restated or replaced from time to time;

“Guarantors” means, collectively, Alio Gold (US) Inc., Rye Patch Mining US Inc. and Florida Canyon, and their respective successors and permitted assigns, and “Guarantor” means either one of them;

“Hazardous Materials” has the meaning attributed to such term in Section 7.1(qq);

“Hall Lease Consent” means the lessor’s consent in the form attached as Schedule H;

“IFRS” means international financial reporting standards, approved by the International Accounting Standards Board or any successor thereto (“IASB”), as at the date on which any calculation or determination is required to be made, provided that, in accordance with such international financial reporting standards, where the IASB includes a recommendation concerning the treatment of any accounting matter, such recommendation shall be regarded as the only international financing reporting standard;

“Indebtedness” means, with respect to a Person, without duplication:

(a)

all obligations of the Person for borrowed money, including debentures, notes or similar instruments and other financial instruments and obligations with respect to bankers’ acceptances and contingent reimbursement obligations relating to letters of credit;

(b)	all Financial Instrument Obligations of the Person;
(c)	all Capital Lease Obligations and Purchase Money Obligations of the Person;
(d)

all obligations to pay the deferred and unpaid purchase price of property or services, which purchase price is due and payable more than six months after the date of placing such property or service or taking delivery at the completion of such services;

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(e)	all indebtedness of any other Person secured by an Encumbrance on any asset of the Person;
(f)	all obligations to repurchase, redeem or repay any shares of such Person that fall due prior to the Maturity Date; and
(g)	all Contingent Liabilities of the Person with respect to obligations of another Person if such obligations are of the type referred to in paragraphs (a) to (f) above;

“Indemnified Parties” has the meaning attributed to such term in Section 11.1;

“Interest Period” means, initially, the calendar month of November, 2019 and thereafter each successive calendar month; provided that any Interest Period which would otherwise end on a day which is not a London Banking Day shall be extended to end on the next London Banking Day, unless that next London Banking Day falls in the next calendar month, in which case that Interest Period shall be shortened to end on the preceding London Banking Day;

“Lender” means Sprott Private Resource Lending II (Collector), LP, an Ontario limited partnership, and every successor Person thereto and assignee;

“Lender’s Counsel” means DLA Piper (Canada) LLP and, at any time, any other legal counsel retained by the Lender in the relevant jurisdiction to the matter in question;

“LIBOR” means, in respect of an Interest Period, the rate of interest expressed as a percentage per annum on the basis of a 360 day year for deposits in U.S. Dollars in the London interbank market for a period equal to three (3) months that appears on the Reuters LIBOR 01 Page or the ICE Benchmark Administration (or any successor source from time to time) as of 11:00 a.m. (London time) on the first day of the relevant Interest Period;

“London Banking Day” means a day on which dealings in U.S. Dollar deposits by and between banks may be transacted in the London interbank market;

“Macquarie Bank UCC Registration” has the meaning attributed to such term in Section 8.1(z);

“Material Adverse Effect” means, when used with reference to any event or circumstance, any event or circumstance which has, had, or could reasonably be expected to have a material adverse effect on (or in the case of paragraph (e) below, to result in or require a material adverse change or amendment to):

(a)

the business, operations, prospects, results of operations, assets, liabilities (contingent or otherwise), capitalization, condition (financial or otherwise) or cash flows of any of the Credit Parties, including but not limited to any event or circumstance relating to or resulting from conditions affecting the mining industry as a whole, general economic, financial, currency exchange, securities, credit or commodity market conditions;

(b)	the ability of the Credit Parties or any of them to perform any of their obligations under this Agreement or any of the other Facility Documents;
(c)	the validity or enforceability of this Agreement or any other Facility Document;
(d)	the priority or ranking of any Encumbrance granted pursuant to any of the Security Documents or any of the rights or remedies of the Lender thereunder or under any other Facility Document; or
(e)	the Model or any projections, forecasts or other information contained therein,

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in each case as determined by the Lender;

“Material Contract” means any Project Document which (i) is prudent or necessary for the continuing operation and development of the Project and (ii) contains terms and conditions which, if amended or, upon breach, termination, non-renewal or non-performance, could be expected to have a Material Adverse Effect, all as more particularly described on Schedule D hereto;

“Maturity Date” means October 31, 2022;

“Maverix” means Maverix Metals (Nevada) Inc.;

“Minimum Interest Amount” means an amount of interest equal to the sum of all interest payments calculated under Section 2.6 on the full principal amount of the Facility over a 12 month period, whether or not such principal amount has been outstanding for such duration;

“Model” means a financial model containing the Project mining plan and related financial projections, along with the Borrower’s financial forecast for all other revenues, costs and expenses to be incurred by the Borrower or any of its Subsidiaries, in a form and substance acceptable to the Lender, as delivered and accepted by the Lender on or before the Closing Date, a copy of which was provided by the Credit Parties’ Canadian counsel to the Lender’s Counsel by email on November 7, 2019, as updated from time to time as required herein;

“Multiemployer Plan” means any employee benefit plan of the type described in section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions;

“Partner Alignment Shares” has the meaning attributed to such term in Section 3.1;

“PBGC” means the Pension Benefit Guaranty Corporation;

“Pension Act” means the Pension Protection Act of 2006;

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, section 412 of the Code and section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, section 412, 430, 431, 432 and 436 of the Code and sections 302, 303, 304 and 305 of ERISA;

“Pension Plan” means any employee pension benefit plan (other than a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under section 412 of the Code;

“Permitted Disposal” means any sale, lease, license, transfer or other disposal:

(a)	of inventory in the ordinary course of business;
(b)

made by a Credit Party to another Credit Party, provided that if the disposing Credit Party had granted an Encumbrance in favour of the Lender over the asset or property subject to such disposal, equivalent security over such asset or property shall be granted in favour of the Lender by the acquiring Credit Party, in each case, on terms and conditions satisfactory to the Lender;

(c)	of obsolete or redundant vehicles, plant and equipment for cash;
(d)	made with the prior written consent of the Lender;

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(e)	of fixed assets where the proceeds of disposal are used to purchase replacement assets comparable or superior as to type, value and quality; and
(f)

of assets (other than shares) for cash where the consideration receivable (when aggregated with the consideration receivable for any other sale, lease, license, transfer or disposal not otherwise allowed under paragraphs (a) to (e) above), does not exceed $1,000,000 in the aggregate during the term of the Facility;

“Permitted Encumbrances” means with respect to any Credit Party:

(a)	any Encumbrance granted pursuant to the Security Documents;
(b)

any Encumbrance or deposit under workers’ compensation, social security, ERISA or similar legislation or in connection with bids, tenders, leases or contracts or to secure related public or statutory obligations, surety and appeal bonds where required by law;

(c)	any builders’, mechanics’, materialman’s, carriers’, warehousemen’s and landlords’ liens and privileges, in each case, which relate to obligations not yet due or delinquent;
(d)	any Encumbrance for Taxes, assessments, unpaid wages or governmental charges or levies for the then current year and not at the time due and delinquent;
(e)

any right reserved to or vested in any Governmental Authority by the terms of any lease, licence, franchise, grant, claim or permit held or acquired by any Credit Party, or by any statutory provision, to terminate the lease, licence, franchise, grant, claim or permit or to purchase assets used in connection therewith or to require annual or other periodic payments as a condition of the continuance thereof;

(f)

any Encumbrance created or assumed by any Credit Party in favour of a public utility when required by the utility in connection with the operations of such Credit Party that do not in the aggregate detract from the value of any of the Secured Assets or impair their use in the operation of the business of such Credit Party;

(g)	any reservations, limitations, provisos and conditions expressed in original grants from any Governmental Authority;
(h)

any applicable municipal and other Governmental Authority restrictions affecting the use of land or the nature of any structures which may be erected thereon, any minor encumbrance, such as easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other Persons, rights-of-way for sewers, electric lines, telegraph and telephone lines, oil and natural gas pipelines and other similar purposes, zoning or other restrictions applicable to the use of real property by any Credit Party or title defects, in each case, that do not detract from the value of the property or impair its use in the operation of the business of any Credit Party;

(i)

any Encumbrance that secures Permitted Indebtedness referred to under Subsection (c) of the definition of “Permitted Indebtedness” provided that such Encumbrance shall be subject to the inter-creditor agreement referred to in such Subsection (c);

(j)

any Encumbrance that secures Permitted Indebtedness referred to under Subsection (h) and (i) of the definition of “Permitted Indebtedness” provided that such Encumbrance is limited to the mobile equipment which was acquired with the proceeds of such Permitted Indebtedness;

(k)	any Royalty Obligations; and

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(l)

customary rights of set-off in favour of a financial institution with respect to deposits maintained by it, arising under the general terms and conditions of such deposits, provided always, that such deposit is not intended to provide collateral security to such financial institution;

“Permitted Indebtedness” means:

(a)	Indebtedness under this Agreement;
(b)

Indebtedness comprised of amounts owed to trade creditors and accruals in the ordinary course of business, which are either not overdue or, if disputed and in that case whether or not overdue, are being contested in good faith by such Credit Party by appropriate proceedings diligently conducted, and provided always that: (i) the failure to pay such Indebtedness could not be expected to result in a Material Adverse Effect and (ii) the aggregate amount of such Indebtedness does not exceed $1,000,000;

(c)

any Indebtedness approved by the Lender and, if applicable, permitted pursuant to the terms of an inter-creditor agreement, in form and substance satisfactory to the Lender providing for the full subordination and postponement of such indebtedness and any security therefor to the Facility Indebtedness and the Encumbrances granted under the Security Documents, executed and delivered in favour of the Lender;

(d)	any unsecured inter-company Indebtedness between any Credit Parties;
(e)	any guarantee or indemnity in respect of Permitted Indebtedness;
(f)	any other Indebtedness which the Lender agrees in writing is Permitted Indebtedness for the purposes of this Agreement;
(g)

any Indebtedness arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure (and not a foreign exchange transaction for investment or speculative purposes), which Indebtedness does not exceed $1,000,000 in the aggregate for the Credit Parties at any time;

(h)

any Indebtedness under Capital Leases and Purchase Money Obligations (excluding permitted Existing Caterpillar Indebtedness), which Indebtedness does not exceed $25,000,000 in the aggregate for the Credit Parties at any time;

(i)	the Existing Caterpillar Indebtedness in an aggregate amount not exceeding $4,000,000;
(j)	any Indebtedness not permitted by the preceding paragraphs (a) to (h) and the outstanding amount of which does not exceed $1,000,000 in aggregate for the Credit Parties at any time.

“Permitted Royalty Payments” has the meaning attributed to such term in Section 7.1(ii);

“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, or corporation with or without share capital, body corporate, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, government or Governmental Authority or entity, however designated or constituted;

“PPSA” means the Personal Property Security Act (British Columbia);

“Project” means the Florida Canyon gold mine located in Nevada, as more particularly described on Schedule A hereto;

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“Project Document” means any agreement, contract, license, permit, instrument, lease, easement or other document which (i) deals with or is related to the construction, operation or development of the Project, and (ii) is executed from time to time by or on behalf of or is otherwise made or issued in favour of any Credit Party;

“Purchase Money Obligation” means, with respect to a Person, Indebtedness of the Person issued, incurred or assumed to finance all or part of the cost of acquiring any mobile asset;

“Related Party” means, in respect of any Credit Party, (a) a Person which alone or in combination with others holds a number of securities or other Equity Interests, or has contractual rights, sufficient to affect the Control of such Credit Party, (b) a Person who beneficially owns, directly or indirectly, voting securities of such Credit Party or who exercises Control or direction over voting securities of such Credit Party or a combination of both carrying more than 10% of the voting rights attached to all voting securities of such Credit Party for the time being outstanding, (c) a director or senior officer of a Credit Party or Related Party of any Credit Party, or (d) an Affiliate of any of the foregoing;

“Relevant Jurisdiction” means, from time to time, any jurisdiction in which any Credit Party has any property or asset, or in which it carries on business and, for the purposes of this Agreement, includes (i) British Columbia, Canada and (ii) Nevada, USA;

“Reportable Event” means any of the events set forth in section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived;

“Reporting Jurisdictions” means all of the jurisdictions in Canada in which the Borrower is a “reporting issuer”, including as of the date hereof, the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador;

“RIFLP” means Resource Income Fund, L.P.;

“RIFLP Royalty” has the meaning attributed to such term in Subsection (b) of the definition of Royalty Obligations;

“Royalty Obligations” means, in connection with the Project:

(a)	a 2.5% net smelter royalty held by Able & York Holdings, LLC, as evidenced by an assignment of royalty interest dated November 18, 2015 and recorded December 23, 2015 (the “Able & York Royalty”);
(b)

a 3.25% net smelter royalty granted to RIFLP, pursuant to a net between Standard Gold Mining, Inc., Florida Canyon and RIFLP, as amended by an amendment to net smelter returns royalty agreement dated October 8, 2013, recorded October 8, 2013, as assigned by RIFLP to Maverix pursuant to an assignment agreement dated February 17, 2017 between RIFLP and Maverix, recorded on March 31, 2017 (the “RIFLP Royalty”);

(c)	a 1.0% net smelter royalty granted to Muller Investments, pursuant to a memorandum of exploration and mining lease dated February 8, 2002 and recorded December 30, 2002;
(d)	a 1.0% net smelter royalty granted to Muller Investments, pursuant to a memorandum of exploration and mining lease dated December 8, 1998 and recorded February 11, 1999 (the “1999 Muller Royalty”);
(e)	2% - 4% net profits granted to Asarco Inc., pursuant to an assignment agreement dated August 30, 1988 and recorded September 12, 1988;

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(f)	1% - 2% net profits granted to Asarco Inc., pursuant to an assignment agreement dated August 30, 1988 and recorded September 12, 1988;
(g)	10% net profits granted to McCullough, pursuant to a deed with reservation of mineral royalty dated May 7, 1985 and recorded May 20, 1985; and
(h)	a 2.5% net smelter royalty granted to Hannah S. Hall, pursuant to an agreement and mining lease dated May 3, 1983 and recorded May 7, 1983,

each as more particular shown on Schedule G;

“Secured Assets” means the undertaking, properties and assets now owned, leased or hereafter acquired or leased by the Credit Parties or any of them, which shall be secured by the Security Documents;

“Securities Act” means the Securities Act (British Columbia);

“Security Documents” means, collectively, the agreements, instruments and documents listed in Schedule B hereto and delivered pursuant to Article 5 of this Agreement, as amended, modified, supplemented, restated or replaced from time to time;

“SEDAR” means the System for Electronic Document Analysis and Retrieval;

“Subscription Right” has the meaning attributed to such term in Section 3.1;

“Subsidiary” means with respect to any Person (the “parent”) at any date, (i) any corporation, limited liability company, association or other business entity which the parent and/or one or more subsidiaries of the parent Controls, (ii) any partnership, (x) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (y) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iii) any other Person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent;

“Taxes” means all taxes, assessments, rates, levies, royalties, imposts, deductions, withholdings, dues, duties, fees and other charges of any nature, including any interest, fines, penalties or other liabilities with respect thereto, imposed, levied, collected, withheld or assessed by any Governmental Authority (of any jurisdiction), and whether disputed or not;

“Term Sheet” means the term sheet for credit facility dated September 27, 2019 issued by the Lender to and accepted by the Borrower, as amended, modified, supplemented, restated or replaced from time to time;

“TSX” means the Toronto Stock Exchange;

“Unrestricted Cash” means, at any time, cash denominated in CAD$ or $ at a bank and credited to an account in the name of the Borrower with an account bank satisfactory to the Lender, and to which the Borrower is alone beneficially entitled, provided that:

(a)	such cash is repayable on demand;
(b)	the repayment of such cash is not contingent on the prior discharge of any Indebtedness of any Person whatsoever or on the satisfaction of any other condition;
(c)	there is no Encumbrance over such cash or account (other than an Encumbrance in favour of the Lender pursuant to the Security Documents); and

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(d)	such cash is freely and immediately available to the Borrower;

“Voting Shares” means shares of capital stock of any class of the Borrower (or a continuing or surviving corporation of the Borrower) carrying voting rights under all circumstances, provided that for the purposes of such definition, shares which only carry the right to vote conditionally on the happening of any event shall not be considered Voting Shares, whether or not such event shall have occurred, nor shall any shares be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of such event; and

“Working Capital Ratio” means the ratio of Current Assets to Current Liabilities.

Interpretation Not Affected by Headings

1.2

The division of this Agreement into articles, sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

Statute References

1.3	Any reference in this Agreement to a statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time.

Permitted Encumbrance

1.4

Any reference in any of the Facility Documents to a Permitted Encumbrance is not intended to and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any obligation of any Credit Party to the Lender under any of the Facility Documents, or any security therefor, to such Permitted Encumbrance.

Currency

1.5

Any reference in this Agreement to “Dollars”, “dollars” or “$” shall be deemed to be a reference to lawful money of the United States of America and any reference to any payments to be made by any Credit Party shall be deemed to be a reference to payments made in lawful money of the United States of America.  Any reference in this Agreement to “CAD$” shall be deemed to be a reference to lawful money of Canada.  Except as specifically provided in this Agreement or in any other Facility Document, the equivalent on any given date in one currency of an amount denominated in another currency is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the screen rate published on Reuters or any substitute or successor of such service selected by the Lender or, if not available, the spot rate of exchange quoted to the Lender in the ordinary course of business at or about 11:00 a.m. (Toronto time) on such date for the purchase of the first currency with the second currency.

Use of the Words “Best Knowledge”, "continuing" and "indebtedness"

1.6

The words “best knowledge”, “to the best of the Borrower’s knowledge”, “to the knowledge of”, “of which they are aware”, “any knowledge of” or other similar expressions limiting the scope of any representation, warranty, acknowledgement, covenant or statement by the Borrower or the Credit Parties will be understood to be made on the basis of the actual knowledge of any of the directors and/or senior officers of the Borrower or other Credit Party, in each case, after due and diligent inquiry.

1.7

A Default (other than an Event of Default) being “continuing” means that such Default has not been remedied to the Lender’s satisfaction or waived by the Lender, and an Event of Default being “continuing” means that such Event of Default has not been waived by the Lender.

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1.8	Any reference to “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent.

Non-Business Days

1.9

Whenever any payment to be made hereunder shall be due, any period of time would begin or end, any calculation is to be made or any other action is to be taken on or as of, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculation shall be made and such other actions shall be taken, as the case may be, unless otherwise specifically provided for herein, on or as of the next succeeding Business Day and the Lender shall be entitled to all additional accrued interest or other applicable payment in respect of such delay.

Governing Law

1.10

This Agreement shall be governed by, construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.  Each Credit Party hereby irrevocably attorns to the non-exclusive jurisdiction of the Courts of the Province of British Columbia in the City of Vancouver.  Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Court of the Province of British Columbia.  Each Credit Party hereby irrevocably waives, to the fullest extent permitted by law, any forum non conveniens defence to the maintenance of such action or proceeding in any such court.  Each Credit Party irrevocably consents to service of process in British Columbia.  Nothing in this Agreement will affect the right of the Lender to serve process in any other manner or in any other jurisdiction permitted by law or to commence suits, actions or legal proceedings in any other jurisdictions.

Paramountcy

1.11

Notwithstanding any other provision of this Agreement or any Facility Document, in the event of a conflict or any inconsistency between the provisions of this Agreement and the provisions of any other Facility Document, the applicable provisions of this Agreement shall prevail and govern.

Enurement

1.12	The Facility Documents shall be binding upon and shall enure to the benefit of the Credit Parties and the Lender and their respective successors and permitted assigns.

Interpretation

1.13

In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.  In this Agreement the words “including” or “includes” mean “including without limitation” and “includes without limitation”, respectively.

Time of Essence

1.14	Time shall be of the essence in all respects in this Agreement.

Accounting Terms

1.15	All accounting terms not specifically defined herein shall be construed, and resulting calculations and determination made, in accordance with IFRS.

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Schedules

1.16	The Schedules listed below are incorporated into this Agreement by reference and are deemed to be an integral part thereof:

Schedule A - Project
Schedule B - Security Documents
Schedule C - Shares and Ownership Interests
Schedule D - Material Contracts
Schedule E - Authorizations to be obtained on or prior to the Closing Date
Schedule F - Compliance Certificate
Schedule G - Royalty Obligations
Schedule H - Hall Lease Consent

Article 2
THE FACILITy

The Facility

2.1

Subject to the terms and conditions hereof, the Lender hereby establishes in favour of the Borrower a senior secured term credit facility (the “Facility”) in an amount equal to the Commitment amount, which shall be made available to the Borrower, or as the Borrower may direct, by way of a single Advance made in accordance with this Agreement.

Non-Revolving

2.2	The Facility is a non-revolving facility, and any repayment or prepayment of the Facility shall not be re-borrowed. No amount cancelled under the Facility may be subsequently reinstated.

Term

2.3

Except as otherwise provided herein, the outstanding principal amount of the Facility, together with all accrued but unpaid interest, bonus and other costs, fees, charges and other amounts payable hereunder from time to time, will be immediately due and payable by the Borrower to the Lender on the Maturity Date.

Use of Proceeds

2.4	Except with the prior written consent of the Lender, the Borrower shall use the proceeds of the Facility only as follows:
(a)	in payment of the Lender’s fees and expenses payable pursuant to Section 8.4;
(b)	as to the balance for the phase 2 leach pad expansion at the Project; and
(c)	such other purposes as the Lender may approve in writing.

Interest

2.5

Interest shall accrue on the outstanding principal amount of the Facility from and including the date of Advance, as well as on all overdue amounts outstanding in respect of interest, costs or other fees, expenses or other amounts payable under the Facility Documents, in each case at a floating rate equal to 8.00% per annum plus the greater of (i) LIBOR and (ii) 2.00%, per annum, calculated and compounded monthly on the last day of every Interest Period, and be payable on the last Business Day of each Interest Period (each an “Interest Payment Date”) by the Borrower

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by way of preauthorized electronic debit, net of all applicable Taxes, as well as after each of maturity, default and judgment.  If a rate of interest is not determinable at the relevant time in accordance with the definition of LIBOR, whether by virtue of any disruption, replacement or abandonment of LIBOR or otherwise, the applicable rate of interest for LIBOR as used above for the determination of the applicable rate of interest payable by the Borrower pursuant to this Section 2.5, shall be equal to: (a) if LIBOR has been succeeded by another floating rate index that has a three month interest accrual period, is commonly accepted by market participants, and which has begun to be quoted by a recognized reporting service, such alternate index rate as determined by the Lender at approximately 11:00 a.m. (London time) on the first Business Day of the relevant Interest Period, or (b) in any other case, the rate, expressed as a rate of interest per annum on the basis of a year of 360 days, at which deposits in U.S. Dollars are offered by leading prime banks in the London inter-bank market, as determined by the Lender at approximately 11:00 a.m. (London time) on the first Business Day of the relevant Interest Period.

Minimum Interest

2.6

In connection with any payment or prepayment of the principal amount of the Facility, in whole or in part, including pursuant to Section 4.2, Section 4.3, Section 4.4, Section 4.6 and after any acceleration of the Facility pursuant to Section 9.2, the Borrower shall pay to the Lender an amount equal to the Minimum Interest Amount less the actual amount of interest paid by the Borrower to the Lender pursuant to Section 2.5 to the date of such payment or prepayment of the principal amount of the Facility, provided always, that if the actual amount of interest paid by the Borrower to the Lender pursuant to Section 2.5 to the date of such payment or prepayment of the principal amount of the Facility is greater than or equal to the Minimum Interest Amount, no payment shall be due under this Section 2.6.

Computations

2.7

The rates of interest under this Agreement are nominal rates, and not effective rates or yields.  Unless otherwise stated, wherever in this Agreement reference is made to a rate of interest (or standby interest) “per annum” or a similar expression is used, such interest (or standby interest) shall be calculated on the basis of a year of 360 days for the actual number of days occurring in the period for which any such interest (or standby interest) is payable.  For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360.  The parties hereto acknowledge and agree that LIBOR is used herein as a reference rate and that while such reference rate is based on the three-month LIBOR rate, such rate shall be reset to the prevailing three-month LIBOR rate as of the first day of each Interest Period.

No Set-off

2.8

All payments required to be made by the Borrower or any other Credit Party pursuant to the provisions hereof or any other Facility Document shall be made in immediately available funds and without any set-off, deduction, withholding or counter-claim or cross-claim.

Time and Place of Payments

2.9

All payments made by the Borrower pursuant to this Agreement or pursuant to any other Facility Document shall be made before 2:00 p.m. (Toronto, Ontario time) on the day specified for payment.  Any payment received after 2:00 p.m. (Toronto, Ontario time) on the day specified for such payment shall be deemed to have been received before 2:00 p.m. (Toronto, Ontario time) on the immediately following Business Day. All payments shall be made to the Lender to the account and office of the Lender, as specified by the Lender (and, in the case of the office, in Section 10.2), or such other account or office as the Lender may designate in writing.  If the date

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for payment of any Amount Payable is not a Business Day at the place of payment, then payment shall be made on the next Business Day at such place.

Record of Payments

2.10	The Lender shall maintain accounts and records evidencing all payments hereunder, which accounts and records shall constitute, in the absence of manifest error, prima facie evidence thereof.

Article 3
SHARE PURCHASE RIGHT

Partner Alignment Shares

3.1

Effective as of the Closing Date, the Borrower grants to the Lender the right to subscribe for (the “Subscription Right”) and purchase 1,286,228 Common Shares issued from treasury for and at an aggregate subscription price of $10.  The Partner Alignment Shares shall be registered in the name of the Lender, or as the Lender may direct, and shall be subject to a hold period under Applicable Securities Legislation of four months and one day from their date of issue.

3.2

Prior to the issuance of the Partner Alignment Shares to the Lender, the Lender shall provide to the Borrower such certificates and additional information relating to the Lender as the Borrower may reasonably request, including without limitation a certificate regarding the Lender’s status as an “accredited investor” within the meaning of National Instrument 45-106 – Prospectus Exemptions, to permit the Borrower to issue the Partner Alignment Shares in compliance with Applicable Securities Legislation.

3.3

The Borrower shall not be required to issue fractional Common Shares upon the exercise of the Subscription Right.  If any fractional interest in a Common Share would, except for the provisions of this Section 3.3, be deliverable upon the exercise of the Subscription Right, the Borrower shall, in lieu of delivering any certificate for such fractional interest, round such fractional interest down to the nearest whole Common Share.

3.4

The Lender shall exercise the Subscription Right on or before the Closing Date, effective as of the Closing Date. In the event that the Lender does not exercise the Subscription Right as aforesaid, the Subscription Right shall be of no force or effect, effective as of the Closing Date.

Article 4
prePayment

Principal Repayments

4.1

Commencing on January 31, 2021, and thereafter on the last Business Day of each calendar quarter thereafter (on each of April 30, July 31, October 31 and January 31 of each year), the Borrower shall pay to the Lender equal repayments of the principal amount of the Facility, each in an amount equal to 1/8th of the outstanding principal amount of the Facility as at January 31, 2021.  The Borrower shall pay the outstanding principal amount of the Facility in full on the earlier of the Maturity Date and the date of any acceleration of the Facility pursuant to Section 9.2.

Voluntary Prepayment

4.2	The Borrower may prepay to the Lender the outstanding principal amount of the Facility, in whole or in part, at any time before the Maturity Date.

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Mandatory Prepayments of the Facility

4.3

If any Credit Party (a) sells, assigns, transfers or otherwise disposes of any assets in one or more transactions or (b) receives any proceeds (including insurance proceeds other than insurance proceeds in an aggregate amount not exceeding $1,000,000 where such proceeds or any portion thereof have not been used or committed by such Credit Party to repair or replace the subject assets within 180 days of such Credit Party’s receipt thereof providing that such repairs or replacement will generate materially the same performance as prior to such insurance claim) in respect of any sale, assignment, transfer or other disposition of any assets in one or more transactions, the Credit Parties will pay or cause to be paid to the Lender (i) the proceeds of such sale, assignment, transfer or other disposition, net of reasonable out-of-pocket selling costs required to be paid by such Credit Party to any third party in connection with such sale, assignment, transfer or other disposition, if any, including insurance proceeds, if any, to be applied in repayment of the outstanding balance of the Facility.

4.4

From and after the occurrence of any Default or Event of Default, if any Affiliate of a Credit Party (a) sells, assigns, transfers or otherwise disposes of any assets in one or more transactions or (b) receives any proceeds (including insurance proceeds) in respect of any sale, assignment, transfer or other disposition of any assets in one or more transactions, the Credit Parties will pay or cause to be paid to the Lender (i) the proceeds of such sale, assignment, transfer or other disposition, net of reasonable out-of-pocket selling costs required to be paid by such Affiliate of a Credit Party to any third party in connection with such sale, assignment, transfer or other disposition, if any, including insurance proceeds, if any, to be applied in repayment of the outstanding balance of the Facility.

4.5

If any Credit Party sells or otherwise disposes of any assets in one or more transactions, to the extent that the proceeds of such transactions are not in the form of cash (or to the extent there are non-cash proceeds), such Credit Party will grant to the Lender a first ranking Encumbrance over such proceeds and provide the Lender with all such security documents, opinions and other documents as the Lender or the Lender’s Counsel may reasonably require.

4.6

From and after the occurrence of any Default or Event of Default, if any Credit Party closes one or more equity or debt (including convertible debt) financings, such Credit Party will pay or cause to be paid to the Lender the proceeds of such financing(s), net of reasonable out-of-pocket financing costs required to be paid by such Credit Party to any third party in connection with such financing(s), to be applied on account of the outstanding balance of the Facility.

Article 5
SECURITY

Security Documents

5.1

To secure the due payment of all Indebtedness of the Credit Parties to the Lender in respect of the Facility and the payment and performance of all other obligations, indebtedness and liabilities of the Credit Parties to the Lender hereunder and under the other Facility Documents, the Credit Parties shall execute and deliver or cause to be executed and delivered, as applicable, the Security Documents to the Lender.

Registration of the Security

5.2

The Lender shall, at the Borrower’s expense, register, file, record and give notice of (or cause to be registered, filed, recorded and given notice of) the Security Documents in all offices and registries where such registration, filing, recording or giving notice is necessary or desirable for the perfection of the Encumbrance constituted thereby and to ensure that such Encumbrance is first ranking, subject only to the Permitted Encumbrances.

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After Acquired Property and Further Assurances

5.3

The Credit Parties shall from time to time, promptly execute and deliver all such further documents, deeds or other instruments of conveyance, assignment, transfer, mortgage, pledge or charge as may be necessary or desirable in the opinion of the Lender or Lender’s Counsel to complete and maintain the registration and perfection of the Encumbrances created pursuant to the Security Documents and to ensure that the Secured Assets, including any after-acquired property, are subject to the Encumbrances created and perfected pursuant to the Security Documents.

Article 6
CONDITIONS precedent to advance

Conditions Precedent to Advance

6.1

The obligation of the Lender to make the Advance under this Agreement is subject to and conditional upon the following conditions precedent being satisfied, fulfilled or otherwise met to the satisfaction of the Lender and the Lender’s Counsel on or before the Closing Date:

(a)	receipt by the Lender of the following documents, each in full force and effect, and in form and substance satisfactory to the Lender and the Lender’s Counsel:
(i)	executed copies of the Facility Documents, including, without limitation, this Agreement, the Security Documents described in Schedule B and the Disclosure Letter;
(ii)	a copy of the initial Model;
(iii)

confirmation from the Borrower that (i) except for the Hall Lease Consent, the Caterpillar Consent and any other the Authorizations identified on Schedule E as not having been obtained prior to the Closing Date, all Authorizations from each Governmental Authority necessary or required to enable the Borrower to develop and operate the Project have been obtained and are valid, subsisting and in good standing, and (ii) except for those Material Contracts identified on Schedule D as not having been executed prior to the Closing Date, all Material Contracts required to construct and operate the Project have been executed and provided to, and accepted by, the Lender and (iii) each Authorization from each Governmental Authority necessary or required to enable the Borrower to develop and operate the Project, which by their nature do not need to be obtained until a future date, will be obtained prior to the time it becomes necessary or required for the then current stage of the development or operation of the Project;

(iv)	customary search reports as the Lender may require;
(v)	an up-to-date list of the properties and assets owned by the Credit Parties;
(vi)	a Compliance Certificate;
(vii)	certificates of status or other similar type of evidence of existence for each of the Credit Parties from all Relevant Jurisdictions;
(viii)	certified copies of the Constating Documents of each of the Credit Parties;
(ix)	copies of all agreements and documents evidencing all Royalty Obligations of the Credit Parties;

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(x)

certified copies of directors’ resolutions for each of the Credit Parties with respect to its authorization, execution and delivery of the Facility Documents to which it is a party and the performance of all its obligations thereunder;

(xi)

certificates of a director, managing partner or authorized officer, as applicable, of each of the Credit Parties, in each case providing customary certifications including certifying the names and the true signatures of the officers authorized to sign the Facility Documents to which it is a party;

(xii)

all requisite Authorizations and regulatory approvals to the transactions contemplated herein, including all required consents and approvals of the Exchanges and other third party consents and approvals listed in 0;

(xiii)	share certificates, executed blank share transfer forms and authorizing resolutions in respect of all Equity Interests pledged as at the Closing Date and the subject of any Security Document;
(xiv)

releases and discharges (in registrable form where appropriate) covering all Encumbrances affecting any of the Secured Assets secured by the Security Documents described in Schedule B which are not Permitted Encumbrances;

(xv)	legal opinions of counsel to the Credit Parties in all of the Relevant Jurisdictions, including a title opinion in respect of the Project; and
(xvi)	an irrevocable direction to pay with respect to the Advance;
(b)

the Lender shall have completed and be satisfied with its financial, business, environmental, tax and other due diligence review of the Credit Parties, and their respective properties and assets, including without limitation, its review of all feasibility studies, mine plans, leases, licences, permits, budgets, financial forecasts, pro forma financial statements and all Material Contracts and the net realizable value of the Secured Assets;

(c)

evidence that all Encumbrances granted pursuant to the Security Documents described in Schedule B have been duly perfected and registered in all Relevant Jurisdictions and any other jurisdiction as required by the Lender and the Lender’s Counsel;

(d)	there shall be no other Encumbrances whatsoever attaching to the Secured Assets, other than Permitted Encumbrances;
(e)

all of the representations and warranties of the Credit Parties contained herein or in any other Facility Document are true and correct on and as of the Closing Date as though made on and as of such date, and the Lender has received a Certificate of the Borrower so certifying to the Lender;

(f)

all of the covenants and agreements of each of the Credit Parties contained herein or in any other Facility Document required to be fulfilled or satisfied on or before the Closing Date have been so fulfilled or satisfied, and the Lender has received a Certificate of the Borrower so certifying to the Lender;

(g)	no Default or Event of Default has occurred and is continuing, and the Lender has received a Certificate of the Borrower so certifying to the Lender;
(h)	the Lender has received payment of all fees and all costs and expenses which are payable by the Borrower to the Lender on or prior to the Closing Date in accordance with Section 8.4;

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(i)

no event or circumstance shall have occurred or exist that could be expected to have a Material Adverse Effect and there shall be no pending or threatened litigation, proceedings or investigations which could be expected to have a Material Adverse Effect;

(j)	the Lender shall have received the approval of its credit committee and other required authorizations, including the approval of its partners; and
(k)	such other conditions precedent (including the delivery of such documents, certificates, opinions and agreements) as the Lender may require based on its due diligence review,

failing which the Lender shall have no further obligation to the Borrower hereunder and the Borrower shall promptly thereafter pay to the Lender all outstanding fees and expenses, including all costs and expenses incurred by the Lender in connection with this Agreement.

Waiver

6.2

The conditions in Section 6.1 are inserted for the sole benefit of the Lender and may be waived by the Lender, in whole or in part, with or without conditions, as the Lender may determine in its sole and absolute discretion.

Article 7
REPRESENTATIONS AND WARRANTIES

Representations and Warranties of the Credit Parties

7.1	The Credit Parties hereby represent and warrant to the Lender as of the date hereof and as of the date of each Advance that:
(a)

each Credit Party has been duly incorporated and organized under the laws of its jurisdiction of incorporation and is validly existing and is current and up-to-date with all filings required to be made under the laws of its jurisdiction of incorporation to maintain its corporate existence and has all requisite corporate power to carry on its business as now conducted and to own, lease or operate its property, and no steps or proceedings have been taken by any Person, voluntary or otherwise, requiring or authorizing its dissolution or winding up;

(b)

each Credit Party and any representative signing on its behalf has full power and capacity to enter into each of the Facility Documents to which it is a party and to do all acts and things and execute and deliver all documents as are required hereunder or thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and thereof, and each Credit Party has taken all necessary corporate action to duly authorize the creation, execution, delivery and performance of each of the Facility Documents to which it is a party and to observe and perform the provisions of such Facility Documents in accordance with the provisions thereof;

(c)

upon the execution and delivery thereof, the Facility Documents will create legal, valid and binding obligations of each Credit Party that is party to them enforceable against each such Credit Party in accordance with their respective terms;

(d)	the entry into and the performance of its obligations under each Facility Document to which it is a party is in its best interests and for a proper purpose;
(e)

none of the execution and delivery of the Facility Documents, the compliance by the Credit Parties with the provisions of the Facility Documents or the consummation of the transactions contemplated herein, does or will: (i) require the consent, approval, Authorization, order or agreement of, or registration or qualification with, any Governmental

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Authority, court, stock exchange, securities regulatory authority or other Person, except (A) those listed on Schedule E, all of which will have been obtained on or before the Closing Date and (B) necessary Exchange approvals which will be obtained on or before the Closing Date; (ii) conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which any Credit Party is a party or by which it or any of its properties or assets is bound; or (iii) conflict with or result in any breach or violation of any provisions of, or constitute a default under the Constating Documents of any Credit Party or any resolution passed by the directors (or any committee thereof) or shareholders of any Credit Party, or any statute or any judgment, decree, order, rule, policy or regulation of any court, Governmental Authority, any arbitrator, stock exchange or securities regulatory authority applicable to any Credit Party or any of the properties or assets thereof;

(f)

the Borrower is authorized to issue an unlimited number of Common Shares, of which 84,770,143 Common Shares are issued and outstanding as fully paid and non-assessable Common Shares as of November 12, 2019;

(g)	the Common Shares are listed and posted for trading on the Exchanges;
(h)	except as set forth in Schedule C, no Credit Party owns, beneficially or of record, or exercises control or direction over, any Equity Interests of any Person;
(i)

except as disclosed in the Disclosure Letter, no Person has any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement, for the purchase, acquisition, subscription for or issue of any of the unissued shares or other securities of the Borrower or any other Credit Party;

(j)	no Credit Party carries on business, has an office or owns any properties or tangible assets located, outside of Canada or the United States;
(k)

none of Rye Patch Gold US Inc., RP Dirt Inc. or Standard Gold Mining, Inc. carry on business or, taken together, have any assets having an aggregate fair market value in excess of $500,000, excluding any inter-company Indebtedness between Rye Patch Gold US Inc., RP Dirt Inc. or Standard Gold Mining, Inc. and any of their Affiliates;

(l)

each Credit Party is licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of any of its owned or leased properties or assets or the nature of the activities conducted by it make licensing, registration or qualification necessary and is carrying on the business thereof in compliance with all Applicable Laws of each such jurisdiction;

(m)

each Credit Party has conducted and is conducting its business in compliance in all respects with Applicable Law and possesses all Authorizations necessary to carry on the business currently carried on by it, is in compliance in all respects with the terms and conditions of all such Authorizations, and none of the Credit Parties has received any notice of the modification, revocation or cancellation of, any intention to modify, revoke or cancel or any proceeding relating to the modification, revocation or cancellation of any such Authorization;

(n)

the Borrower is a reporting issuer or the equivalent in the Reporting Jurisdictions and is in compliance with all its obligations under the Applicable Securities Legislation of such jurisdictions and of the Exchanges in all respects and is not included in any list of defaulting reporting issuers (or similar list) maintained by the securities commission of any such jurisdiction;

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(o)

no order or ruling suspending the sale or ceasing the trading in any securities of the Borrower or prohibiting the sale of such securities has been issued by any securities regulatory authority to or against the Borrower or its directors, officers or promoters and no investigations or proceedings for such purposes have been threatened or are pending or contemplated;

(p)

there has been no material change, as defined in the Applicable Securities Legislation, relating to the Borrower, which has not been fully disclosed in accordance with the requirements of the Applicable Securities Legislation and the rules and policies of the Exchanges;

(q)	no Credit Party has incurred any Indebtedness or guaranteed the obligations of any Person, except for Permitted Indebtedness;
(r)	the Borrower has the corporate power and authority to create, issue and deliver the Partner Alignment Shares;
(s)	each of the Partner Alignment Shares have been authorized and reserved for issuance upon the Closing Date, and upon such issuance will be validly issued as fully-paid and non-assessable;
(t)

the Borrower has complied with all Applicable Securities Legislation in connection with reservation for the issuance of the Partner Alignment Shares, in each case including, but not limited to, receiving the consents and approvals of the Exchanges, as required, in respect of the listing of the Partner Alignment Shares on the Exchanges;

(u)

subject to compliance by the Lender with Section 3.2 hereof, the issuance of the Partner Alignment Shares will be exempt from the prospectus requirements of Applicable Securities Legislation and no document will be required to be filed and no proceeding taken or approval, permit, consent, order or Authorization obtained under any Applicable Securities Legislation in connection with the first trade of the Partner Alignment Shares (assuming that the conditions set out in Section 2.5(2) National Instrument 45-102 Resale Restrictions (“NI45-102”), as qualified by Section 2.5(3) of NI45-102, are satisfied as of the date of such first trade);

(v)

the contracts, agreements and other documents listed in Schedule D represent all Material Contracts of the Credit Parties, each of which is in full force and effect, unamended, and true and complete copies of which have been provided to the Lender;

(w)

any and all of the agreements and other documents and instruments pursuant to which any Credit Party holds any property and/or assets (including any interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof.  No Credit Party is in default of any of the provisions of any such agreements, documents or instruments in any respect nor has any such default been alleged, and such properties and assets are in good standing under the Applicable Laws of the jurisdictions in which they are situated, and all leases, licenses and claims pursuant to which any Credit Party derives the interests thereof in such property and assets are in good standing and there has been no default under any such lease, licence or claim.  None of the properties or assets (or any interest in, or right to earn an interest in, any property) of any Credit Party is subject to any right of first refusal, purchase, acquisition or similar right;

(x)

Florida Canyon holds freehold title, mining leases, mining claims or other conventional property, proprietary or contractual interests or rights, recognized in the State of Nevada, in respect of the ore bodies, metals and minerals located in properties in which it has an interest as described in the Disclosure Record under valid, subsisting and enforceable title

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documents or other recognized and enforceable agreements or instruments, sufficient to permit Florida Canyon to explore and extract the metals and minerals relating thereto as contemplated in the Model, all such property, leases or claims and all property, leases or claims in respect of the Project in which Florida Canyon has an interest or right have been validly located and recorded in accordance with Applicable Law in all respects and are valid and subsisting, Florida Canyon has all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which Florida Canyon has an interest as described in the Disclosure Record in respect of the Project granting Florida Canyon the right and ability to access, explore and extract for minerals, ore and metals for development purposes as contemplated in the Model as are appropriate in view of the rights and interest therein of Florida Canyon, with only such exceptions as do not interfere with the use made by Florida Canyon of the rights or interests so held and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of Florida Canyon;

(y)

each Credit Party has good and valid right, title and interest in and to all of its properties and assets, movable (personal) or immovable (real), free and clear of all Encumbrances, whether registered or unregistered, except Permitted Encumbrances, and no such properties or assets are subject to any earn-in right, right of first refusal, purchase, acquisition or similar right, granted in favour of any Person, except Permitted Encumbrances;

(z)	the description of the Project contained in Schedule A is a true and complete description of the Project;
(aa)	each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws;
(bb)

there are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(cc)

no ERISA Event has occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan;

(dd)

with respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Credit Party or any Subsidiary of any Credit Party that is not subject to United States law (a “Foreign Plan”):

(i)

any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

(ii)

the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to

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account for such obligations in accordance with applicable generally accepted accounting principles; and
(iii)	each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities;
(ee)

each Credit Party owns or has the right to use under license, sub-license or otherwise all intellectual property used by it in its business, including copyrights, industrial designs, trademarks, trade secrets, know-how and proprietary rights, free and clear of any and all Encumbrances except Permitted Encumbrances;

(ff)	no Credit Party maintains, or has any obligation or liability in relation to, any Pension Plan;
(gg)

except for Permitted Encumbrances, there are no royalties or other similar obligations applicable to the properties of any Credit Party, including but not limited to the property interests comprising the Project;

(hh)	Schedule G correctly identifies the location of all Royalty Obligations;
(ii)

in connection with the mining activities contemplated by the Model, the Credit Parties shall not be liable for or otherwise obligated to pay any royalties or other similar obligations, except for (i) payments required pursuant to the terms of the Able & York Royalty, (ii) payments required pursuant to the terms of the RIFLP Royalty and (iii) up to an aggregate of $10,000 per year under the 1999 Muller Royalty (collectively, the “Permitted Royalty Payments”); all other Royalty Obligations fall outside of the active mining area of the Project;

(jj)

no Credit Party has approved entering into any agreement in respect of (i) the sale of any property of such Credit Party, or assets or any interest therein or the sale, transfer or other disposition of any property of such Credit Party, or assets or any interest therein currently owned, directly or indirectly, by such Credit Party whether by asset sale, transfer of shares or otherwise other than with respect to a Permitted Disposal or (ii) any Change of Control;

(kk)

no portion of the Disclosure Record contains an untrue statement of a material fact as of the date thereof nor does it omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made;

(ll)

the consolidated financial statements of the Borrower contained in the Disclosure Record have been prepared in all material respects in accordance with Applicable Law, and give a true and fair view of the Borrower’s consolidated financial position as at the date thereof and comply with IFRS, and no adverse material change in the financial position in all material respects of any Credit Party has taken place since the date thereof;

(mm)

none of the Credit Parties has any liabilities, fixed or contingent, of the type required to be reflected as liabilities in financial statements prepared in accordance with IFRS, that are not reflected in the consolidated financial statements of the Borrower contained in the Disclosure Record or in the notes thereto;

(nn)

the Borrower’s Auditors are independent chartered professional accountants and have participant status with the Canadian Public Accountability Board as required under Applicable Securities Legislation and there has never been a reportable event (within the meaning of National Instrument 51-102 Continuous Disclosure Obligations) between the Borrower and the Borrower’s Auditors;

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(oo)

during the 12 months proceeding the date hereof, the Borrower has in all material respects complied with all continuous disclosure obligations under Applicable Securities Legislation and the rules and regulations of the Exchanges and, without limiting the generality of the foregoing, during the 12 months proceeding the date hereof, there has not occurred an adverse material change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition, capital or prospects of the Borrower or the Subsidiaries (taken as a whole) which has not been publicly disclosed on a non-confidential basis; the Disclosure Record conformed in all material respects to Applicable Securities Legislation at the time such documents were filed on SEDAR and the Borrower has not filed any confidential material change reports which remain confidential as at the date hereof;

(pp)

all Taxes of each Credit Party have been paid and all Tax returns, declarations, remittances and filings required to be filed by any Credit Party have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings were, at the time of filing, complete and accurate in all respects and no fact or facts have been omitted therefrom which could make any of them misleading. There are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by any Credit Party and no examination of any Tax return of any Credit Party is currently in progress (save in respect of any issue, dispute or examination which the relevant Credit Party (or Credit Parties) is disputing in good faith and pursuant to appropriate proceedings diligently conducted);

(qq)

(i) no Credit Party is in violation of any Environmental Laws including without limitation any laws relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum by-products (collectively, “Hazardous Materials”) or the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials; (ii) each Credit Party has all Authorizations required under any applicable Environmental Laws and, each Credit Party is in compliance with such Authorizations; (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against any Credit Party; (iv) there are no events or circumstances that could be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Authority, against or affecting any Credit Party relating to any Environmental Laws; (v) each Credit Party has made available for review by the Lender all audits, reports, or assessments relating to Environmental Matters in their possession;

(rr)

the Credit Parties are in compliance with all reclamation obligations applicable to the Project required under Applicable Law or pursuant to the written directive of any relevant Government Authority, have in place a mine closure plan approved by the appropriate Governmental Authorities and have posted all bonding, security and other financial commitments which is required under Applicable Law in connection therewith, pursuant to all Applicable Law;

(ss)

each Credit Party operates its business in compliance in all respects with all Applicable Laws relating to employment and there are no legal proceedings nor any threatened legal proceedings, against any Credit Party pursuant to any Applicable Laws relating to employment.  There are no outstanding decisions, orders, judgments or settlements or pending settlements under any Applicable Laws relating to employment which place any obligation upon any Credit Party to do or refrain from doing any act.  Each Credit Party is up to date in the payment of all premiums or assessments under applicable workers compensation and profit sharing or other worker safety legislation applicable in the Relevant Jurisdictions, and no Credit Party is subject to any special assessment or penalty under any such legislation;

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(tt)

(i) no complaint for wrongful dismissal, constructive dismissal or any other claim, complaint, litigation or other proceeding respecting employment and employment practices, terms and conditions of employment, pay equity and wages is pending against any Credit Party or threatened against any Credit Party as of the date hereof; (ii) no grievance or arbitration arising out of or under any collective bargaining agreement is pending against any Credit Party or threatened against it; and (iii) no strike, or material labour dispute, slowdown or stoppage is pending or threatened against any Credit Party;

(uu)

none of the directors, officers or employees of any Credit Party or any Affiliate of a Credit Party had or has any interest, direct or indirect, in any transaction or any proposed transaction with any Credit Party;

(vv)

the assets of each Credit Party and their respective businesses and operations are insured against loss or damage with insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, such coverage is in full force and effect, and no Credit Party has failed to promptly give any notice of any claim thereunder.  There are no claims by any Credit Party under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights or similar clause;

(ww)

no Credit Party is in violation of any term of its Constating Documents.  No Credit Party is in violation of any term or provision of any agreement, indenture or other instrument applicable to it which could result in any Material Adverse Effect, and there is no action, suit, proceeding or investigation commenced, pending or threatened which, either in any case or in the aggregate, could result in any Material Adverse Effect or which places, or could place, in question the validity or enforceability of this Agreement, or any document or instrument delivered, or to be delivered, by any Credit Party pursuant hereto;

(xx)

no Credit Party is in default of any term, covenant or condition under or in respect of any judgment, order, agreement or instrument to which it is a party or to which it or any of the property or assets thereof are subject, and no event has occurred and is continuing, and no circumstance exists which has not been waived, which constitutes a default in respect of any commitment, agreement, document or other instrument to which any Credit Party is a party or by which it is otherwise bound entitling any other party thereto to accelerate the maturity of any amount owing thereunder or which could have a Material Adverse Effect;

(yy)

no Credit Party has committed or commenced any act of bankruptcy, administration, liquidation, receivership, dissolution, winding-up, adjustment of debt, relief of debtors, is otherwise insolvent, has proposed a compromise or arrangement to its respective creditors generally, has had a petition or receiving order in bankruptcy filed against it, has made a voluntary assignment in bankruptcy, has taken any proceedings with respect to a compromise or arrangement, has taken any proceedings to have a receiver appointed for any of its property or has had any execution or distress become enforceable or become levied against it or upon any of its property or assets;

(zz)

except as disclosed in the Disclosure Letter, there are no legal actions, suits, proceedings, inquiries or investigations of any kind existing, pending or threatened against or affecting any Credit Party or to which any properties or assets of any Credit Party are subject, at law or equity, or before or by any Governmental Authority, and no Credit Party is subject to any judgment, order, writ, injunction, decree, declaration or award;

(aaa)

no Credit Party and no director or officer, and to the best of the knowledge of the Credit Parties after all due inquiry, no agent, employee or other Person acting on behalf of any Credit Party has, in the course of its actions for, or on behalf of, any Credit Party (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to

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any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Corruption of Foreign Public Officials Act (Canada), the US Foreign Corrupt Practices Act of 1977, or any other similar laws; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official, employee or other Person;

(bbb)	no Credit Party enjoys immunity from suit or execution in relation to its obligations under any Facility Document to which it is a party;
(ccc)

the most recent Model delivered by the Borrower to the Lender has been prepared in good faith by the Borrower based upon (i) the assumptions stated therein (which assumptions are believed by the Borrower on the date of delivery of such Model, to be reasonable), and (ii) the best information available to the Borrower as of the date of delivery of such Model; as of the date of delivery of the most recent Model, no fact, occurrence, circumstance or effect has occurred that could result in or require any change to such Model; the development of the Project has not deviated from the Model; the intended use of proceeds of each Advance is in accordance and consistent with the Model; for the work completed to date, construction is progressing in all respects in accordance with the construction schedule and budget (and failing which all cost overruns have been settled and paid from sources other than the Facility proceeds);

(ddd)	as of the date of delivery to the Lender of the most recent Model, no fact, occurrence, circumstance or effect has occurred that could result in or require any change to such Model; and
(eee)

no Credit Party has any liability or obligation whatsoever (whether accrued, absolute, contingent or otherwise, matured or unmatured) to Macquarie Bank Limited, whether pursuant to or in respect of any agreement with Macquarie Bank Limited (including any security agreement or other document perfected by the Macquarie Bank UCC Registration), or otherwise.

Acknowledgement

7.2

The Credit Parties acknowledge that the Lender is relying upon the representations and warranties in this Article 7 in discharging its obligations under this Agreement and that such representations and warranties shall be deemed to be restated in every respect effective on the date each Advance is made and the first day of each calendar month.

Survival and Inclusion

7.3

The representations and warranties in this Article 7 will survive the termination of this Agreement.  All statements, representations and warranties contained in any other Facility Document or in any instruments delivered by or on behalf of the Credit Parties or the Lender pursuant to this Agreement or any other Facility Document will be deemed to constitute statements, representations and warranties made by the Credit Parties to the Lender under this Agreement.

Article 8
COVENANTS OF THE CREDIT PARTIES

General Covenants

8.1	While any Facility Indebtedness is outstanding or the Facility remains available to the Borrower, each Credit Party covenants and agrees with the Lender as follows:
(a)	the Borrower will duly and punctually pay or cause to be paid to the Lender each Amount Payable, on the dates, at the places, in the currency and in the manner mentioned herein,

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including, without limitation, upon the occurrence of any Event of Default, the outstanding balance of the Facility;
(b)

it will at all times maintain its corporate existence, obtain and maintain all Authorizations required or necessary in connection with its business, the Project and/or all of the Secured Assets, observe and perform in all respect all their obligations under all Authorizations and to carry on and conduct its business and exploit the Project in accordance with prudent mining industry standards;

(c)

it will keep or cause to be kept proper books of account and make or cause to be made therein true and complete entries of all of its dealings and transactions in relation to its businesses in accordance with IFRS, and at all times it will furnish or cause to be furnished to the Lender or its duly authorized representative, agent or attorney such information relating to its operations as the Lender may request and such books of account shall be open for inspection by the Lender or such representative, agent or attorney, upon reasonable prior notice (unless a Default is continuing, in which case no prior notice shall be required) and during regular business hours in the location of the requested information (unless a Default is continuing, in which case the Lender will be entitled to conduct such inspection at any time);

(d)

it will (at the Borrower’s cost and expense) provide the Lender and its representatives or any agent or attorney thereof access to all of its properties (including the Project), assets and books and records, upon reasonable prior notice and during regular business hours (unless a Default exists and is continuing in which case no prior notice is required and the Lender will have access at any time);

(e)	the Borrower will diligently pursue, in all respects, all mining and related activities in respect of the Project, as contemplated by the most recent Model delivered by the Borrower to the Lender;
(f)	the Borrower will diligently pursue all requisite Authorizations and regulatory approvals to the transactions contemplated herein;
(g)

it will at all times comply with all reclamation obligations applicable to the Project as required under Applicable Law or pursuant to the written directive of any relevant Government Authority, maintain a mine closure plan and maintain all bonding, security and other financial commitments which is required under Applicable Law or pursuant to the written directive of any relevant Government Authority in connection therewith;

(h)

it will ensure that each of the Security Documents will at all times constitute valid and perfected first ranking security on all of the Secured Assets, in accordance with their terms, subject only to Permitted Encumbrances, and at all times take all actions necessary or requested by the Lender to create, perfect and maintain the Encumbrances granted pursuant to the Security Documents as perfected first ranking security over the Secured Assets, subject only to Permitted Encumbrances;

(i)	it will duly and punctually perform and carry out all of the covenants and acts or things to be done by it as provided in this Agreement and each of the other Facility Documents;
(j)

it will comply, and conduct its business in such a manner so as to comply with all Applicable Law, including all Applicable Securities Legislation, ERISA and all Environmental Law (including, without limitation, laws relating to the release or threatened release of Hazardous Materials and the manufacture, processing distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials) and Authorizations;

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(k)

the Borrower shall promptly, and in any event no later than five Business Days after the Borrower obtains knowledge thereof, deliver written notice to the Lender of the occurrence of: (i) any environmental accident or spill affecting any Credit Party or the Project or (ii) any other condition, event or circumstance that results in non-compliance by any Credit Party or the Project with any Environmental Law or Authorizations that could result in a Material Adverse Effect;

(l)

it will: (i) maintain policies of insurance with carriers and in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Credit Parties operate and otherwise on terms and in such amounts as may be acceptable to the Lender, and add and maintain the Lender as first loss payee and as an additional insured under all such policies to the extent of its interest; and (ii) on an annual basis and/or at any other time, promptly at the request of the Lender, deliver to the Lender evidence of and all certificates and reports prepared in connection with such insurance;

(m)

it will immediately notify the Lender in writing upon becoming aware of: (i) any Default, (ii) any suit, proceeding or governmental investigation pending or threatened or any notification of any challenge to the validity of any Authorization, relating to the Credit Parties or any of the Secured Assets, or (iii) the occurrence of any ERISA Event;

(n)

it will maintain, preserve and protect or cause to be maintained, preserved and protected the Secured Assets and the Project in accordance with prudent mining industry standards (and in the case of tangible Secured Assets, in good condition subject to normal wear and tear);

(o)

no later than 45 days following the end of each Fiscal Quarter, the Borrower shall deliver to the Lender a Compliance Certificate executed by a senior financial officer of the Borrower dated as at the end of the last completed Fiscal Quarter;

(p)

no later than the 20th day after the last day of each calendar month, it will provide the Lender with monthly financial and operational reports in respect of such calendar month, consisting of each Credit Party’s consolidated and unconsolidated balance sheet, income statement, statement of accounts payables and accrued liabilities, together with standard monthly costs and operating reports provided to management or the board of directors, in the form agreed with the Lender from time to time, and such other information with respect to the Credit Parties as the Lender may request;

(q)

the Borrower will, on a consolidated basis and as determined by reference to the previously filed (or, if applicable pursuant to Section 8.5, delivered) reports and the unconsolidated monthly reports referred to in Section 8.1(p), ensure at all times that:

(i)	the amount of its Working Capital Ratio is in excess of 1.15 to 1.00; and
(ii)	the amount of its Unrestricted Cash is greater than $3,000,000;
(r)

commencing on December 31, 2019 and every three months thereafter (and within 30 days after any material adverse change to the mine plan or inputs to the Model, or upon receipt of any written request of the Lender), the Borrower will deliver an updated Model applying Bloomberg consensus gold and applicable foreign exchange forward prices, stress tested by less/greater than 5%, demonstrating the capacity to meet all future Facility Indebtedness as it comes due (the “Facility Repayment Test”).  The Borrower covenants and agrees to update the Model on a quarterly basis to reflect all revised projections, including mine plans, recoveries, production forecasts, capital expenditures, operating costs and other inputs, as appropriate.  The Borrower shall remedy any breach or deficiency in meeting the

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Facility Repayment Test, to the satisfaction of the Lender in its sole discretion, within 30 days after the required delivery date of the Model;
(s)

it will timely file all Tax returns as and when required pursuant to Applicable Law and pay and discharge or cause to be paid and discharged, promptly when due, all Taxes imposed upon it or in respect of any of the Secured Assets or upon the income or profits therefrom as well as all claims of any kind (including claims for labour, materials, supplies and rent) which, if unpaid, might become an Encumbrance thereupon; provided however, that it shall not be required to pay or cause to be paid any such Tax if the amount, applicability or validity thereof shall concurrently be contested in good faith by appropriate proceedings diligently conducted;

(t)

it will cause all necessary and proper steps to be taken diligently to protect and defend the Secured Assets and the proceeds thereof against any adverse claim or demand, including without limitation, the employment or use of counsel for the prosecution or defence of litigation and the contest, settlement, release or discharge of any such claim or demand;

(u)

if and to the extent that it holds or is granted any Encumbrances, it will take all steps necessary to ensure that such Encumbrance is attached, enforceable and continuously perfected under the PPSA (or such similar legislation pursuant to which such Encumbrance is granted) until the obligations it secures are satisfied or it is released for value; and

(v)

at all times after the Closing Date, if any existing or future Subsidiary of the Credit Party, other than a Subsidiary of the Credit Party formed under the laws of Mexico, has earnings before interest, tax, depreciation and amortization representing 5% or more of the earnings before interest, tax, depreciation and amortization of the Borrower on a consolidated basis or has gross assets or turnover (excluding turnover relating to items from any Credit Parties or other Subsidiaries of any Credit Parties) representing 5% or more of the gross assets or turnover of the Borrower on a consolidated basis, such Subsidiary shall (and the Borrower will ensure that such Subsidiary shall):

(i)

promptly (and in any event within 10 Business Days following demand by the Lender) accede to this Agreement as a Guarantor pursuant to an accession agreement to be agreed between the Lender and the Borrower and such Subsidiary, which accession shall include the delivery of customary conditions precedent documentation, including that Subsidiary’s Constating Documents, appropriate authorizations and confirmations and a legal opinion of counsel to the Credit Parties in the jurisdiction of that Subsidiary in a form satisfactory to the Lender, and grant to the Lender an unlimited guarantee substantially similar to the Guarantees; and

(ii)

promptly (and in any event within 10 Business Days following demand by the Lender) arrange for a share pledge, in a form satisfactory to the Lender, granting a first priority Encumbrance over all of the issued and outstanding shares in its capital to and in favour of the Lender to be delivered by the holders of such shares, together with any necessary or desired registration, perfection, filing, opinions and further assurance steps as the Lender may determine, and together with any other documents reasonably requested by the Lender in order to evidence the validity and enforceability of such share pledge;

(w)

if, after the date hereof, the Lender, through information received from any Governmental Authority or any other Person as a result of a request for information delivered by or on behalf of the Lender or otherwise, identifies any adverse condition or circumstance relating to any Credit Party or the Project which could result in a Material Adverse Effect, it shall take all steps as may be required by the Lender to remedy any such adverse condition or circumstance to the satisfaction of the Lender;

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(x)

on or before the date which is 60 days after the Closing Date, it will use commercially reasonable efforts to deliver to the Lender a fully executed original Hall Lease Consent, in recordable form, together with all such other documents and instruments as the Lender or its counsel may reasonably require to effect the recordation of same against the properties referred to therein;

(y)	on or before the date which is 60 days after the Closing Date, it will use commercially reasonable efforts to deliver to the Lender a fully executed original Caterpillar Consent;
(z)

on or before the date which is 45 days after the Closing Date, the Borrower will deliver to the Lender evidence of the full and final release and discharge of the UCC financing statement filed with the Delaware Secretary of State on July 29, 2016 under registration number 2016 4613798 in favour of Macquarie Bank Limited (the “Macquarie Bank UCC Registration”); and

(aa)

until the Borrower shall have delivered to the Lender evidence of the full and final release and discharge of the Macquarie Bank UCC Registration, no Credit Party shall incur any indebtedness or obligation whatsoever to Macquarie Bank Limited.

Negative Covenants of the Credit Parties

8.2	Each Credit Party hereby covenants and agrees with the Lender that, except with prior written consent of the Lender, it will not:
(a)	directly or indirectly issue, incur, assume or otherwise become liable for or in respect of any Indebtedness other than Permitted Indebtedness;
(b)

directly or indirectly create, incur, assume, permit or suffer to exist any Encumbrance against any of their properties or assets, including, without limitation, any of the Secured Assets or the Material Contracts, other than Permitted Encumbrances;

(c)

convey, sell, lease, assign, transfer or otherwise dispose of (i) any of its properties or assets other than pursuant to a Permitted Disposal or (ii) directly or indirectly, any interest in the Borrower or any other Credit Party;

(d)	enter into or materially amend, modify, vary or terminate any Material Contract, license, permit or other Authorization now or hereafter held by any of the Credit Parties;
(e)

enter into any scheme for the reconstruction or reorganization of it or any of its Subsidiaries or for the consolidation, amalgamation, merger, arrangement or similar transaction of it or any of its Subsidiaries with or into any other Person (a “Reorganization Transaction”); provided however, that the Lender agrees to act reasonably in connection with any request of a Credit Party for the Lender’s consent to such Credit Party entering into a Reorganization Transaction, and further provided that, it shall not be unreasonable for the Lender to withhold its consent to such Reorganization Transaction if in the Lender’s sole opinion the Reorganization Transaction would have any adverse effect on any Credit Party, its creditworthiness, the ability of the Credit Parties to pay and discharge all Facility Indebtedness and all obligations under the Facility Documents or the Lender’s security which secures all Facility Indebtedness and all obligations under the Facility Documents;

(f)

make any payment, repayment, prepayment on, purchase, redeem, or otherwise acquire or retire for value, prior to any scheduled final maturity, any Indebtedness other than the Facility Indebtedness or the Existing Caterpillar Indebtedness up to a maximum amount equal to the amount permitted under Subsection (i) of the definition of Permitted Indebtedness;

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(g)	purchase, redeem, retire, repurchase and cancel or otherwise acquire for cash any Equity Interest;
(h)	make any change to its Constating Documents in a manner that adversely affects the interests of the Lender or any Encumbrance granted to the Lender under the Security Documents;
(i)	change its name without at least 15 days’ prior written notice to the Lender;
(j)	continue from its jurisdiction of incorporation into any other jurisdiction;
(k)	transfer or permit the transfer of any Equity Interests of the Credit Party or otherwise allow the Credit Party to cease to be direct or indirect wholly-owned Subsidiary of the Borrower;
(l)	except for the Permitted Royalty Payments, pay any royalties or other similar obligations;
(m)	declare, make, provide for or pay any Distribution;
(n)

advance or make any payment in relation to any shareholder loan or other indebtedness to any non-arm's-length party (excluding (i) any inter-company Indebtedness between any Credit Parties and (ii) up to $400,000 per calendar year paid to Rye Patch Gold US Inc., to be used by Rye Patch Gold US Inc. to pay certain leasehold and other expenses incurred in the ordinary course of business, as such business was conducted on the date of this Agreement) or enter into any transaction with any non-arm's-length party;

(o)	make any payment to any shareholder or Affiliate of the Credit Party unless such payment is permitted hereunder and, in each case, provided no Default has occurred;
(p)	provide any Financial Assistance to any Person other than Financial Assistance which constitutes Permitted Indebtedness;
(q)	incur any Contingent Liability for the obligations of any other Person, directly or indirectly, other than any Contingent Liability which constitutes Permitted Indebtedness;
(r)	enter into or become party or subject to any dissolution, winding-up, reorganization, arrangement or similar transaction or proceeding;
(s)

engage in the conduct of any business other than the business of the Credit Party as existing on the date of this Agreement or in businesses reasonably related thereto on a basis consistent with the conduct of such business as conducted on the date of this Agreement;

(t)	create or acquire any Subsidiary except in compliance with Section 8.1(v); or
(u)	maintain, or have any obligation or liability in relation to, any Pension Plan.

Continued Listing

8.3

The Borrower shall take all reasonable steps and actions as may be required to maintain the listing and posting for trading of the Common Shares on the Exchanges and to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of the Applicable Securities Legislation.

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To Pay Lender’s Fees and Expenses

8.4

The Borrower will pay for the Lender's reasonable legal fees (on a solicitor and own-client basis) and all other reasonable costs, charges and expenses (including all due diligence expenses) of and incidental to the preparation, execution and completion of this Agreement and the other Facility Documents (including notaries’ and translator’s fees where such notarial and translation services are customarily required), and all amendments thereto, and as may be required by the Lender or the Lender’s Counsel to complete or facilitate the transactions contemplated herein and to administer the Facility, including but not limited to technical consulting and other due diligence and ongoing compliance and monitoring costs.  The Borrower further covenants and agrees to pay all of the Lender's legal fees (on a solicitor and own-client basis) and all other costs, charges and expenses of and incidental to the recovery of all amounts owing hereunder, including but not limited to those incurred in connection with any enforcement or realization proceedings under or in connection with this Agreement and/or any of the other Facility Documents, including the Security Documents.  All amounts referred to herein will be payable upon demand.  If not paid within three Business Days of demand, all such amounts shall accrue interest at the rate set forth in Section 2.5 from the date of demand.  On or subsequent to the date of execution of the Term Sheet, the Borrower deposited with the Lender a retainer of $100,000, which amount shall be credited against the Borrower’s obligation to pay the Lender’s legal fees pursuant this Section 8.4.

Comply with Continuous Disclosure Obligations

8.5

The Borrower shall timely file all documents that must be publicly filed or sent to its shareholders pursuant to Applicable Securities Legislation within the time prescribed by such Applicable Securities Legislation and make such documents available on SEDAR within such prescribed time period.  If the Borrower is not at any time subject to Applicable Securities Legislation, the Borrower shall deliver to the Lender: (i) within 90 days after the end of each fiscal year, copies of its annual report and audited annual financial statements, and (ii) within 45 days after the end of each of the first three Fiscal Quarters of each fiscal year, interim financial statements which shall, at a minimum, contain such information required to be provided in quarterly reports by a “reporting issuer” (as such term is defined in such Applicable Securities Legislation) under the Applicable Securities Legislation.  Each of such reports will be prepared in accordance with the disclosure requirements of Applicable Securities Legislation.

To Pay Additional Amounts

8.6

Each Credit Party will, from time to time, promptly pay or make provisions satisfactory to the Lender for the payment of any additional amounts, including Taxes, which may be imposed on such Credit Party by any Applicable Law (except income tax or security transfer tax, if any) which shall be payable with respect to the Facility.

8.7

Any and all payments by or on account of any obligation of the Credit Parties hereunder or under any other Facility Document shall be made free and clear of and without deduction or withholding for any Taxes except as required by Applicable Law. If any Credit Party is required by Applicable Law to deduct or withhold any Taxes from such payments, then:

(a)

the amount payable by the applicable Credit Party shall be increased so that after all such required deductions or withholdings are made (including deductions or withholdings applicable to additional amounts payable under this Section), the Lender receives an amount equal to the amount it would have received had no such deduction or withholding been made, and

(b)	such Credit Party shall make such deductions or withholdings and pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law.

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8.8

The Lender shall (within three Business Days of demand by the Lender) pay to the Lender an amount equal to the loss, liability or cost which the Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax by the Lender in respect of any Facility Document.

Further Assurances

8.9

Each of the Credit Parties shall, from time to time, as may be required by the Lender, execute and deliver such further and other documents and do all matters and things which are necessary to carry out the intention and provisions of this Agreement.

Lender May Perform Covenants

8.10

If any of the Credit Parties shall fail to perform any of its respective covenants contained in this Agreement or any of the other Facility Documents, the Lender may, upon becoming aware of such failure, in its discretion, but need not, itself perform any of such covenants capable of being performed by it, but is under no obligation to do so.  All sums so required to be paid in connection with the Lender’s performance of any covenant will be paid by the Credit Parties and all sums so paid shall be payable by the Credit Parties in accordance with the provisions of Section 8.4.  No such performance by the Lender of any such covenant or payment or expenditure by any Credit Party of any sums advanced or borrowed by the Lender pursuant to the foregoing provisions shall be deemed to relieve any of the Credit Parties from any default hereunder or their respective continuing obligations hereunder.

Article 9
DEFAULT AND ENFORCEMENT

Events of Default

9.1	The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:
(a)	if the Borrower fails to make any payment of any principal amount of the Facility or interest payable hereunder, when due;
(b)

if the Borrower fails to pay any fees, costs, expenses or other amounts or charges payable hereunder when due and such failure shall continue unremedied for a period of three (3) Business Days thereafter;

(c)	if any Credit Party defaults in observing or performing any covenant or condition set out in Sections 8.1(o), 8.1(p), 8.1(q) or 8.1(r) or Section 8.2;
(d)

if any Credit Party defaults in observing or performing any covenant or condition of this Agreement or any other Facility Document  (other than any covenant or condition referred to in Section 9.1(a), 9.1(b) or 9.1(c)) on its part to be observed or performed and, with respect to such covenants or conditions which are capable of being cured, if such default continues for a period of fifteen (15) Business Days, after the earlier of knowledge thereof by the relevant Credit Party or notice thereof from the Lender;

(e)

any Facility Document ceases to be in full force and effect or any Security Document ceases to constitute a valid and perfected first priority Encumbrance (subject only to Permitted Encumbrances) upon all the Secured Assets it purports to charge or encumber, in favour of the Lender;

(f)

the institution by any Credit Party of proceedings to be adjudicated a bankrupt or insolvent or any similar proceedings or the seeking by it of liquidation, reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) or relief under any applicable

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federal, provincial, state or other law relating to bankruptcy, insolvency, reorganization or relief of debtors, or the filing by it of any such petition or to the appointment under any such law of a receiver, administrator, receiver-manager, liquidator, assignee, trustee or other similar official of any Credit Party of all or substantially all of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due;

(g)

any proceedings are commenced by a Person other than a Credit Party for the bankruptcy, insolvency, administration, reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), winding-up, liquidation or dissolution or any similar proceedings of such Credit Party;

(h)

the entry of a decree or order by a court having jurisdiction adjudging any Credit Party to be bankrupt or insolvent or approving as properly filed an application or a petition seeking liquidation, administration, reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), arrangement or adjustment of or in respect of such Credit Party under any Applicable Law relating to bankruptcy, insolvency, reorganization or relief of debtors, or appointing under any such law a receiver, receiver-manager, liquidator, administrator, assignee, trustee or other similar official of such Credit Party or of all or substantially all of its property, or ordering pursuant to any such law the winding-up or liquidation of its affairs;

(i)	an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect;
(j)	this Agreement or any other Facility Document is claimed by any Credit Party to cease in whole or in any part to be a legal, valid, binding and enforceable obligation of such Credit Party;
(k)	this Agreement or any other Facility Document shall for any reason cease in whole or in any part to be a legal, valid, binding and enforceable obligation of the Credit Party;
(l)

any Credit Party fails to pay the principal of, premium, if any, interest on, or any other amount owing in respect of any of its Indebtedness or obligation which is outstanding in an aggregate principal amount exceeding $1,000,000 when such amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace or cure period, if any, specified in the agreement or instrument relating to such Indebtedness or obligation; or any other event occurs or condition exists and continues after the expiry of the applicable grace or cure period, if any, specified in any agreement or instrument relating to any such Indebtedness or obligation, if its effect is to accelerate or permit the acceleration of, such Indebtedness or obligation; or any such Indebtedness or obligation shall be, or may be, declared to be due and payable prior to its stated maturity, in each case in respect of any of its Indebtedness or obligation which is outstanding in an aggregate principal amount exceeding $1,000,000;

(m)	any representation or warranty given by any Credit Party in this Agreement or any other Facility Document shall prove to be incorrect or misleading;
(n)	the occurrence or existence of any event or circumstance which has or could have a Material Adverse Effect, in the opinion of the Lender, in its sole discretion;
(o)	any destruction, suspension or abandonment of the Project or any part thereof;
(p)	if any of the Credit Parties or their Subsidiaries cease or threatened to cease to carry on business;

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(q)

upon the occurrence of a Change of Control; provided that, such Change of Control shall not constitute an Event of Default if (i) not less than 10 days’ prior to any proposed Change of Control the Borrower shall have delivered to the Lender an updated Model reflecting such Change of Control, demonstrating (A) the ability of the Borrower or the surviving corporation to satisfy the Facility Repayment Test and (B) the Borrower’s or the surviving corporation’s compliance with Section 8.1(q) and (ii) on or before the date of such Change of Control, the Lender shall have confirmed to the Borrower in writing its satisfaction with the Model, the ability of the Borrower or the surviving corporation to satisfy the Facility Repayment Test and the Borrower’s or the surviving corporation’s compliance with Section 8.1(q);

(r)

final non-appealable judgments or decrees for the payment of money in excess of $1,000,000 in the aggregate, are rendered against any Credit Party by any courts having jurisdiction, and such judgments or decrees have not been paid in full by any Credit Party within 30 days after such judgments or decrees have become final non-appealable judgments or decrees;

(s)	if the Borrower ceases to own, directly or indirectly, 100% of the shares and other Equity Interests in the capital of any other Credit Party; or
(t)

(i) the Borrower is in default of any material provision under any Material Contract and that default continues unremedied after the relevant cure period provided for under such Material Contract or (ii) if any Material Contract is terminated or cancelled, or is amended in any material respect, without the prior written consent of the Lender.

Acceleration on Default

9.2

If any Event of Default shall occur and be continuing, the Lender may, by notice to the Borrower, declare its commitment to advance the Facility or any portion thereof to be terminated, whereupon the same shall forthwith terminate, and may declare the entire unpaid principal amount of the Facility, all interest accrued and unpaid thereon and all other fees, charges, costs and other amounts hereunder to be forthwith due and payable, whereupon the principal amount of the Facility, all such accrued interest and all other fees, charges, costs and other amounts hereunder shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, provided that upon the occurrence of any Event of Default under Section 9.1(f), Section 9.1(g) or Section 9.1(h), the Lender’s commitment to make the Advance or any portion thereof shall  immediately terminate and the Facility Indebtedness, including the entire unpaid principal amount of the Facility, all interest accrued and unpaid thereon and all other fees, charges, costs and other amounts owing under any of the Facility Documents shall be immediately due and payable, without presentment, demand, protest or notice of any kind, automatically without the giving of any such notice by the Lender; and thereupon, the Lender may exercise any or all of the Lender’s rights and remedies under the Security Documents, and proceed to enforce all other rights and remedies available to the Lender under this Agreement, the Security Documents, any other Facility Documents and Applicable Law.

Waiver of Default

9.3

If an Event of Default shall have occurred, the Lender shall have the power to waive such Event of Default if, in the Lender’s opinion, the same shall have been cured or adequate provision made therefor, upon such terms and conditions as the Lender may consider advisable, provided that no delay or omission of the Lender to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein and provided further that no act or omission of the Lender shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default hereunder or the rights resulting therefrom.

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Enforcement by the Lender

9.4	If an Event of Default shall have occurred, but subject to Section 9.3:
(a)

the Lender may in its sole discretion proceed to enforce, and to instruct any other Person to enforce, the rights of the Lender by any action, suit, remedy or proceeding authorized or permitted by this Agreement or any of the Security Documents or any other Facility Document or by law or equity; and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Lender lodged, filed or otherwise recorded in any bankruptcy, administration, insolvency, winding-up or other judicial proceedings relating to any Credit Party; and

(b)

no such remedy for the enforcement of the rights of the Lender shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

Application of Moneys

9.5

Except as otherwise provided herein, any moneys arising from any enforcement by the Lender under any of the Facility Documents or other proceedings against any Credit Party pursuant to any of the Facility Documents or from any trustee in bankruptcy or liquidation of any of the Credit Parties, shall be held by the Lender and applied by it, together with any moneys then or thereafter in the hands of the Lender available for the purpose of distribution to the Lender, as follows:

(a)

first, in payment or reimbursement to the Lender of the remuneration, expenses, disbursements, and advances of the Lender earned, incurred or made in the administration or enforcement any of the Facility Documents or otherwise in relation to any of the Facility Documents with interest thereon as herein provided;

(b)	second (but subject to Section 8.4 and this Section 9.5), in or towards payment of all Amounts Payable; and
(c)	third, the surplus (if any) of such moneys shall be paid to the Borrower or as it may direct.

Persons Dealing with Lender

9.6

No Person dealing with the Lender or any of its agents shall be required to enquire whether an Event of Default has occurred, or whether the powers which the Lender is purporting to exercise have become exercisable, or whether any moneys remain due under this Agreement, or to see to the application of any moneys paid to the Lender, and in the absence of fraud on the part of such Person, such dealing shall be deemed to be within the powers hereby conferred and to be valid and effective accordingly.

Lender Appointed Attorney

9.7

The Credit Parties irrevocably appoint the Lender to be the attorney of the Credit Parties in the name and on behalf of the Credit Parties to execute any instruments and do any things which the Credit Parties ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Agreement and generally to use the name of the Credit Parties in the exercise of all or any of the powers hereby conferred on the Lender with full powers of substitution and revocation.  Such power of attorney, being coupled with an interest, is irrevocable.

Remedies Cumulative

9.8	No remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to

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every other remedy given hereunder or under any Facility Document or now or hereafter existing by law or by statute.

Set-Off

9.9

In addition to any rights now or hereafter granted under Applicable Law, and not by way of limitation of any such rights, the Lender is authorized, at any time that an Event of Default has occurred and is continuing without notice to the Borrower or to any other Person, any such notice being expressly waived by the Borrower, to set-off, appropriate and apply any and all deposits, matured or unmatured, general or special, and any other indebtedness at any time held by or owing by the Lender to or for the credit of or the account of the Borrower against and on account of the obligations and liabilities of the Borrower which are due and payable to the under the Facility Documents.

Article 10
NOTICES

Notice to the Borrower

10.1

Any notice to the Credit Parties under the provisions of this Agreement or any other Facility Document shall be valid and effective if delivered personally, by email, courier or facsimile transmission to or, if given by registered mail, postage prepaid, addressed to, the relevant Credit Party at  Suite 507 - 700 West Pender Street, Vancouver, British Columbia, Canada, V6C 1G8, [Redacted: Confidential fax number and email address], Attention: Mark Backens, CEO and President and shall be deemed to have been given on the date of personal delivery if on a Business Day and otherwise on the next Business Day, on the date of sending if by courier or by email or facsimile transmission if so delivered or sent prior to 5:00 p.m. (Toronto time) on a Business Day and otherwise on the next Business Day, or on the fifth Business Day after such letter has been mailed, as the case may be.  Any Credit Party may from time to time notify the Lender of a change in address which thereafter, until changed by further notice, shall be the address of the Credit Party for all purposes of this Agreement.

Notice to the Lender

10.2

Any notice to the Lender under the provisions of this Agreement shall be valid and effective if delivered personally, by email, courier or facsimile transmission to or, if given by registered mail, postage prepaid, addressed to the Lender at its principal office at Suite 2600, 200 Bay Street, Toronto, ON  M5J 2J2, [Redacted: Confidential telephone number, fax number and email address], Attention: Chief Financial Officer, and shall be deemed to have been given on the date of personal delivery if on a Business Day and otherwise on the next Business Day, on the date of sending if by courier or by email or facsimile transmission if so delivered prior to 5:00 p.m. (Toronto time) on a Business Day and otherwise on the next Business Day or on the fifth Business Day after such letter has been mailed, as the case may be.  The Lender may from time to time notify the Borrower of a change in address which thereafter, until changed by further notice, shall be the address of the Lender for all purposes of this Agreement.

Waiver of Notice

10.3

Any notice provided for in this Agreement may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

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Article 11
indemnities

General Indemnity

11.1	Each of the Credit Parties expressly declares and agrees as follows:
(a)

the Lender, its partners and its and their directors, officers, employees, and agents, and all of their respective representatives, heirs, successors and assigns (collectively the “Indemnified Parties”) will at all times be indemnified and saved harmless by the Credit Parties from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages and liabilities whatsoever arising in connection with this Agreement and the other Facility Documents, including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Lender contemplated hereby, legal fees and disbursements on a solicitor and own client basis and all costs and expenses incurred in connection with the enforcement of this indemnity, which the Lender may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Lender and including any act, deed, matter or thing in relation to the registration, perfection, release or discharge of security.  The foregoing provisions of this subsection do not apply in any circumstances where any Indemnified Party was grossly negligent or acted with wilful misconduct in relation to their obligations hereunder. This indemnity shall survive the termination of this Agreement and any transfer and/or assignment by the Lender of any of its rights and/or obligations; and

(b)

the Lender may act and rely and shall be protected in acting and relying upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cable, facsimile or other paper or electronic document reasonably believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

Environmental Indemnity

11.2

Each of the Credit Parties hereby indemnifies and holds harmless the Indemnified Parties against any loss, expense, claim, proceeding, judgment, liability or asserted liability (including strict liability and including costs and expenses of abatement and remediation of spills or releases of any Hazardous Substance and including liabilities of the Indemnified Parties to third parties (including Governmental Authorities) in respect of bodily injuries, property damage, damage to or impairment of the environment or any other injury or damage and including liabilities of the Indemnified Parties to third parties for the third parties' foreseeable and unforeseeable consequential damages) incurred as a result of or in connection with the administration or enforcement of this Agreement or any other Facility Document, including the exercise by the Lender of any rights hereunder or under any other Facility Document, which result from or relate, directly or indirectly, to:

(a)

the presence or release of any Hazardous Substance, by any means or for any reason, on the Secured Assets, whether or not the release or presence of such Hazardous Substance was under the control, care or management of any Credit Party or of a previous owner, or of a tenant or any other Person; or

(b)	the breach or alleged breach of any Environmental Laws by the Credit Party.

The foregoing provisions of this Section do not apply in any circumstances where any Indemnified Party was grossly negligent or acted with wilful misconduct in relation to their obligations hereunder. For purposes of this Section, “liability” shall include (a) liability of an Indemnified Party for costs

CAN: 31475467.16

and expenses of abatement and remediation of spills and releases of any Hazardous Substance, (b) liability of an Indemnified Party to a third party to reimburse the third party for bodily injuries, property damages and other injuries or damages which the third party suffers, including (to the extent, if any, that the Indemnified Party is liable therefor) foreseeable and unforeseeable consequential damages suffered by the third party, (c) liability of the Indemnified Party for damage suffered by the third party, (d) liability of an Indemnified Party for damage to or impairment of the environment and (e) liability of an Indemnified Party for court costs, expenses of alternative dispute resolution proceedings, and fees and disbursements of expert consultants and legal counsel on a solicitor and client basis.

Action by Lender to Protect Interests

11.3

The Lender shall have the power to institute and maintain all and any such actions, suits or proceedings and to take any other action as it may consider necessary or expedient to preserve, protect or enforce its interests.

Article 12
miscellaneous

Amendments and Waivers

12.1

No amendment to any provision of the Facility Documents shall be effective unless it is in writing and has been signed by the Lender and the Credit Parties who are party to that Facility Document, and no waiver of any provision of any Facility Document, or consent to any departure by the relevant Credit Party therefrom, shall be effective unless it is in writing and has been signed by the Lender.  Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

No Waiver; Remedies Cumulative

12.2

No failure on the part of the Lender to exercise, and no delay in exercising, any right, remedy, power or privilege under any Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights and remedies under the Facility Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Lender.

Survival

12.3

All covenants, agreements, representations and warranties made in any of the Facility Documents shall, except to the extent otherwise provided therein, survive the execution and delivery of this Agreement and the Advance, and shall continue in full force and effect so long as any part of the Facility Indebtedness remains outstanding or any other obligation remains unpaid or any obligation to perform any other act hereunder or under any other Facility Document remains unsatisfied.

Benefits of Agreement

12.4

The Facility Documents are entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other Person (other than the Indemnified Parties) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, any Facility Document.

CAN: 31475467.16

Binding Effect; Assignment; Syndication

12.5

This Agreement shall become effective when it shall have been executed by the parties hereto and thereafter shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.  The Credit Parties shall not have the right to transfer and/or assign their rights and obligations hereunder or under the other Facility Documents or any interest herein or therein without the prior written consent of the Lender, which may be withheld in the Lender’s sole discretion.  The Lender reserves the right to sell, assign, transfer or grant participations in all or any portion of the Lender’s interests, rights and obligations hereunder and under the other Facility Documents to any other Person other than a regulated Canadian or US based bank or financial institution, upon notice to, but without the consent of, the Borrower.  The Lender shall not sell, assign, transfer or grant participations in all or any portion of the Lender’s Interests, rights and obligations hereunder or under the other Facility Documents to any regulated Canadian or US based bank or financial institution, except (i) prior to any Event of Default which is continuing, with the prior written consent of the Borrower, such consent not to be unreasonably withheld and (ii) after any Event of Default which is continuing, upon notice to, but without the consent of, the Borrower.  In the event of any sale, assignment or transfer by the Lender of all of its interests, rights and obligations hereunder and under the other Facility Documents, upon notice thereof to the Borrower, the purchaser, assignee or transferee (as the case may be) shall be deemed the “Lender” for all purposes of the Facility Documents with respect to the rights and obligations sold, assigned or transferred (as the case may be) to it, the obligations of the Lender so sold, assigned or transferred (as the case may be) shall thereupon terminate and the selling, assigning or transferring (as the case may be) Lender shall be released from all obligations to the Credit Parties in respect thereof.  The Credit Parties shall, from time to time upon request of the Lender at the Lender’s expense, enter into such amendments to the Facility Documents and execute and deliver such other documents as shall be necessary to effect any such sales, assignments or transfers and maintain the first priority perfected Encumbrance created by the Security Documents.  The Credit Parties acknowledge and agree that the Lender is authorized to disclose to any purchaser, assignee, transferee or participant and any prospective purchaser, assignee, transferee or participant any and all financial and other information concerning the Credit Parties, their respective properties and assets and the Facility and any other transactions contemplated herein, whether received by the Lender or derivative thereof, in connection with the Lender’s credit evaluation, internal reporting, or other activities reasonably incidental to the management or administration of the Facility, including in connection with the enforcement thereof, provided always that such disclosure is made to recipients on a confidential basis.  The Credit Parties acknowledge that the Lender may grant Encumbrances over all of its rights, interests and entitlements under this Agreement and/or any other Facility Document to any Person (including any Person lending funds to the Lender or any of its Affiliates).

Maximum Return

12.6	Notwithstanding any other provision of this Agreement or any other Facility Document:
(a)

in this Section 12.6, “interest” and “credit advanced” have the meanings ascribed to them in section 347 of the Criminal Code (Canada), and “Maximum Rate” means the highest effective annual rate of interest calculated in accordance with generally accepted actuarial practices and principles, on the credit advanced under an agreement or arrangement, which is lawfully permitted under section 347 of the Criminal Code (Canada);

(b)

if, by entering into this Agreement and the other Facility Documents, the Lender has entered into an agreement or arrangement to receive interest, on the credit advanced under this Agreement, in an amount which exceeds the Maximum Rate, then the interest will be reduced to the extent required to eliminate such excess (in the manner specified below);

CAN: 31475467.16

(c)

if interest in the aggregate, on the credit advanced under this Agreement, is or is about to be received in an amount which exceeds the Maximum Rate, then the interest will be reduced, with retroactive effect, to the extent required to eliminate such excess (in the manner specified below), and if and to the extent so reduced the Lender will return the same; and

(d)

any reduction of interest pursuant to Section 12.6(b) or Section 12.6(c) will be made in the following order (in each case, only to the extent required): firstly, a reduction of the amount or rate of interest payable under Section 2.5; secondly, a reduction of the amounts to be paid on account of the Lender’s legal fees and other out-of-pocket expenses; and lastly, a reduction of any other amounts which constitute interest, as the Lender may determine.

In the event of a dispute in relation to this Section 12.6, a certificate of a Fellow of the Canadian Institute of Actuaries qualified for a period of at least ten (10) years and appointed by the Lender will be conclusive for the purposes of such determination.  A certificate of an authorized signing officer of the Lender as to each amount, rate and/or other component of interest payable hereunder or in connection herewith from time to time shall be conclusive evidence of such amount, rate and/or other component, absent manifest error.

Judgment Currency

12.7

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent permitted by Applicable Law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Lender could purchase Dollars with such other currency at the buying spot rate of exchange in the foreign exchange markets on the Business Day immediately preceding that on which any such judgment, or any relevant part thereof, is given.

12.8

The obligations of the Credit Parties in respect of any sum due to the Lender hereunder and under the other Facility Documents shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in such other currency the Lender may, in accordance with normal banking procedures, purchase Dollars with such other currency. If the amount of Dollars so purchased is less than the sum originally due to the Lender in Dollars, each of the Credit Parties agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss.

Entire Agreement

12.9

The Facility Documents reflect the entire agreement between the parties hereto with respect to the matters set forth herein and therein and supersede any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto, including but not limited to the Term Sheet.

Joint and Several

12.10

The covenants, agreements, representations, warranties, acknowledgments of the Credit Parties in this Agreement shall constitute the joint and several covenants, agreements, representations, warranties, acknowledgments of the Credit Parties and shall be read and construed accordingly.

Payments Set Aside

12.11

To the extent that any payment by or on behalf of the Borrower is made to the Lender, or the Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to

CAN: 31475467.16

a trustee, receiver or any other Person, in connection with any proceeding under the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) or other Applicable Law, or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

Severability

12.12

Whenever possible, each provision of the Facility Documents shall be interpreted in such manner as to be effective and valid under all Applicable Laws. If, however, any provision of any of the Facility Documents shall be prohibited by or invalid under any such Applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Applicable Law, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of such Facility Document, or the validity or effectiveness of such provision in any other jurisdiction.

Counterparts and facsimile

12.13

This Agreement may be executed in counterparts and such executed counterparts may be delivered by electronic transmission of an authorized signature (including in pdf) and each such counterpart shall be deemed to form part of one and the same document.

[signature pages follow]

CAN: 31475467.16

- -

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers duly authorized in that behalf.

ALIO GOLD INC.

Per:(signed) “Mark Backens”
Authorized Signatory

ALIO GOLD (US) INC.

Per:(signed) “Mark Backens”
Authorized Signatory

RYE PATCH MINING US INC.

Per:(signed) “Mark Backens”
Authorized Signatory

FLORIDA CANYON MINING INC.

Per:(signed) “Mark Backens”
Authorized Signatory

CAN: 31475467.16

- -

SPROTT PRIVATE RESOURCE LENDING II (COLLECTOR), LP,
by its general partner, SPROTT RESOURCE LENDING CORP.

Per:(signed) “Jim Grosdanis”
Authorized Signatory

Per:(signed) “Narinder Nagra”
Authorized Signatory

CAN: 31475467.16

Schedule A
Project

Part 1 - Legal Description of Owned Land

The following real property interests located in Pershing County, Nevada:

Pershing County, Nevada APN Nos.:

008-170-10

008-170-13

008-170-25

008-200-09

008-210-10

008-210-18

008-210-19

008-690-02

008-690-04

008-690-19

008-690-20

008-690-21

008-690-26

008-690-27

008-690-29

008-690-55

008-690-24

008-690-03

008-700-17

Owned Real Property

Fee ownership in the following lands:

APN 008-170-10

Township 32 North, Range 33 East, MDB&M

Section 13:All lying southeasterly of HWY 80

Acres:90.540

Assessed Ownership:Florida Canyon Mining, Inc.

APN 008-170-13

Township 32 North, Range 33 East, MDB&M

Section 23:Portion lying south & southeasterly of HWY 80

Acres:147.150

Assessed Ownership:Florida Canyon Mining, Inc.

APN 008-170-25

Township 32 North, Range 33 East, MDB&M

Section 35:ALL (Surface Only)

Acres:640.000

Assessed Ownership:Florida Canyon Mining, Inc.

APN 008-200-09

CAN: 31475467.16

Township 32 North, Range 33 East, MDB&M

Section 27:Portion in E1/2SW1/4 lying northerly of I-80

Acres:5.390

Assessed Ownership:Florida Canyon Mining, Inc.

APN 008-210-10

Township 32 North, Range 33 East, MDB&M

Section 34:Parcel located in S1/2NW1/4 – at Humboldt Interchange

Acres:3.950

Assessed Ownership:Florida Canyon Mining, Inc.

APN 008-210-18

Township 32 North, Range 33 East, MDB&M

Section 34:W1/2SW1/4 (lying southerly & easterly of I-80 R/W)

Acres:61.670

Assessed Ownership:Florida Canyon Mining, Inc.

APN 008-210-19

Township 32 North, Range 33 East, MDB&M

Section: 33:Portion of E1/2E1/2 (lying southerly of I-80 R/W)

Acres:3.330

Assessed Ownership:Florida Canyon Mining, Inc.

APN 008-690-02

Township 31 North, Range 33 East, MDB&M

Section 1:SW1/4; SW1/4SE1/4; LOT 5 of SE1/4

Acres:235.130

Assessed Ownership:Florida Canyon Mining, Inc.

APN 008-690-04

Township 31 North, Range 33 East, MDB&M

Section 3:	All less .76 acres SPRR R/W; less 51.42 acres across W1/2 of NW1/4 & Lot 2 of NW1/4 for I-80 R/W; less 13.67 acres RR R/W

Acres:578.500

Assessed Ownership:Florida Canyon Mining, Inc.

APN 008-690-19

Township 31 North, Range 33 East, MDB&M

Section 9:Portion of E1/2 (lying Easterly of I-80)

Acres:160.000

Assessed Ownership:Florida Canyon Mining, Inc.

APN 008-690-20

Township 31 North, Range 33 East, MDB&M

Section 11:NE1/4; NW1/4NW1/4; S1/2NW1/4; S1/2

Acres:596.100

Assessed Ownership:Florida Canyon Mining, Inc.

APN 008-690-21

CAN: 31475467.16

Township 31 North, Range 33 East, MDB&M

Section 11:NE1/4NW1/4

Acres:40.000

Assessed Ownership:Florida Canyon Mining, Inc.

APN 008-690-26

Township 31 North, Range 33 East, MDB&M

Section 13:W1/2

Acres:320.000

Assessed Ownership:Florida Canyon Mining, Inc.

APN 008-690-27

Township 31 North, Range 33 East, MDB&M

Section 15:ALL

Acres:640.000

Assessed Ownership:Florida Canyon Mining, Inc.

APN 008-690-29

Township 31 North, Range 33 East, MDB&M

Section 17:SE1/4NE1/4

Acres:40.000

Assessed Ownership:Florida Canyon Mining, Inc.

APN008-690-55

Township 31 North, Range 33 East

Section 34:SE1/4SE1/4, except SE1/4SE1/4SE1/4

50% mineral interest reserved to Donna Campbell in

Quitclaim Deed dated March 3, 1995

Pershing County Assessed Ownership: Florida Canyon Mining, Inc.

Owned Patented Mining Claims

Name of Claim	Survey Nos.	Patent Nos.	Pershing County APN

Humboldt No. 2	4195	494192	008-690-24
Humboldt No. 3	4195	494192	008-690-24
North Florida	4195	494192	008-690-24
Nevada King No. 3	4195	494192	008-690-24
Nevada	4195	494192	008-690-24
Nevhum	4195	494192	008-690-24
Florida	4195	494192	008-690-24
South Florida	4195	494192	008-690-24
Nevada King No. 2	4195	494192	008-690-24
Nevada King	4195	494192	008-690-24
Ada Boldt	4195	494192	008-690-24
Humboldt	4195	494192	008-690-24

CAN: 31475467.16

Name of Claim	Survey Nos.	Patent Nos.	Pershing County APN
Nevada No. 2	3634	347764	008-690-24
Nevada No. 3	3634	347764	008-690-24
Nevada Queen	3634	347764	008-690-24
Nevada King No. 4	3634	347764	008-690-24
Nevada King No. 5	3634	347764	008-690-24
Nevada King No. 6	3634	347764	008-690-24
Starlight Lode			008-690-24

Part 2 – Owned Unpatented Mining Claims

The following 360 unpatented mining claims:

	Claim Name	Location Date	Book	Page	BLM NMC Nos.

1	INGE #1	01/04/1983	141	375	261360
2	INGE #2	01/04/1983	141	375	261361
3	INGE #3	01/04/1983	141	376	261362
4	INGE #4	01/04/1983	141	377	261363
5	INGE #5	01/04/1983	141	378	261364
6	INGE #6	01/04/1983	141	379	261365
7	INGE #7	01/04/1983	141	380	261366
8	INGE #8	01/04/1983	141	381	261367

9	INGE #9	02/20/1983	142	434-A	262619

10	INGE #10	02/17/1983	142	363	262620

11	INGE #10-A	02/20/1983	142	435	262621

12	INGE #11	02/17/1983	142	364	262622
13	INGE #12	02/17/1983	142	365	262623
14	INGE #13	02/17/1983	142	366	262624
15	INGE #14	02/17/1983	142	367	262625
16	INGE #15	02/17/1983	142	368	262626
17	INGE #16	02/17/1983	142	369	262627
18	INGE #17	02/17/1983	142	370	262628
19	INGE #18	02/17/1983	142	371	262629
20	INGE #19	02/17/1983	195	1	415036
21	INGE #20	02/17/1983	142	373	262631

22	INGE #21	06/23/1987	195	2	415037
23	INGE #22	06/23/1987	195	3	415038

CAN: 31475467.16

	Claim Name	Location Date	Book	Page	BLM NMC Nos.
24	INGE #23	06/23/1987	195	4	415039
25	INGE #24	06/23/1987	195	5	415040
26	INGE #25	06/23/1987	195	6	415041

27	INGE #26	06/25/1987	195	7	415042
28	INGE #27	06/25/1987	195	8	415043

29	INGE #28	02/17/1983	142	381	262639
30	INGE #29	02/17/1983	142	382	262640

31	INGE #30	06/23/1987	195	9	415044
32	INGE #31	06/23/1987	195	10	415045
33	INGE #32	06/23/1987	195	11	415046
34	INGE #33	06/23/1987	195	12	415047
35	INGE #34	06/23/1987	195	13	415048
36	INGE #35	06/23/1987	195	14	415049

37	INGE #36	06/25/1987	195	15	415050

38	INGE #37	02/17/1983	142	390	262648
39	INGE #38	02/17/1983	142	391	262649

40	INGE #39	06/23/1987	195	16	415051
41	INGE #40	06/23/1987	195	17	415052
42	INGE #41	06/23/1987	195	18	415053
43	INGE #42	06/23/1987	195	19	415054
44	INGE #43	06/23/1987	195	20	415055
45	INGE #44	06/23/1987	195	21	415056

46	INGE #45	06/25/1987	195	22	415057

47	INGE #46	02/17/1983	142	399	262657
48	INGE #47	02/17/1983	142	400	262658

49	INGE #48	02/20/1983	142	436	262659
50	INGE #49	02/20/1983	142	437	262660

51	BONNIE #1	02/20/1983	142	432	262661
52	BONNIE #2	02/20/1983	142	433	262662

53	BONNIE #3	05/03/1983	146	564	270187
54	BONNIE #4	05/03/1983	146	565	270188
55	BONNIE #5	05/03/1983	146	566	270189
56	BONNIE #6	05/03/1983	146	567	270190

CAN: 31475467.16

	Claim Name	Location Date	Book	Page	BLM NMC Nos.
57	BONNIE #7	05/03/1983	146	568	270191
58	BONNIE #8	05/03/1983	146	569	270192
59	BONNIE #9	05/03/1983	146	570	270193
60	BONNIE #10	05/03/1983	146	571	270194

61	BONNIE #11R	12/17/1994	286	553	713282
62	BONNIE #12R	12/17/1994	286	554	713283
63	BONNIE #13R	12/17/1994	286	555	713284
64	BONNIE #14R	12/17/1994	286	556	713285
65	BONNIE #15R	12/17/1994	286	557	713286
66	BONNIE #16R	12/17/1994	286	558	713287
67	BONNIE #17	12/17/1994	286	559	713288

68	S #56	06/30/1983	150	7	279926
69	S #57	06/30/1983	150	8	279927
70	S #58	06/30/1983	150	9	279928
71	S #59	06/30/1983	150	10	279929
72	S #60	06/30/1983	150	11	279930
73	S #61	06/30/1983	150	12	279931
74	S #62	06/20/1983	150	1	279932
75	S #63	06/20/1983	150	3	279933
76	S #64	06/30/1983	150	13	279934
77	S #65	06/30/1983	150	14	279935

78	S #74	06/30/1983	150	23	279944
79	S #75	06/30/1983	150	24	279945
80	S #76	06/30/1983	150	25	279946
81	S #77	06/30/1983	150	26	279947
82	S #78	06/30/1983	150	27	279948
83	S #79	06/30/1983	150	28	279949
84	S #80	06/30/1983	150	29	279950
85	S #81	06/30/1983	150	30	279951
86	S #82	06/30/1983	150	31	279952
87	S #83	06/30/1983	150	32	279953

88	S #66R	12/15/1994	286	560	713305
89	S #67R	12/15/1994	286	561	713306
90	S #68R	12/15/1994	286	562	713307
91	S #69R	12/15/1994	286	563	713308
92	S #70R	12/15/1994	286	564	713309
93	S #71R	12/15/1994	286	565	713310
94	S #72R	12/15/1994	286	566	713311
95	S #73R	12/15/1994	286	567	713312

CAN: 31475467.16

	Claim Name	Location Date	Book	Page	BLM NMC Nos.
96	S #84R	12/15/1994	286	568	713313
97	S #85R	12/15/1994	286	569	713314
98	S #86R	12/15/1994	286	570	713315
99	S #87R	12/15/1994	286	571	713316
100	S #88R	12/15/1994	286	572	713317
101	S #89R	12/15/1994	286	573	713318

102	S #120R	12/15/1994	286	574	713319
103	S #121R	12/15/1994	286	575	713320

104	FCNE #5	10/01/1993	277	102	688102
105	FCNE #6	10/01/1993	277	103	688103
106	FCNE #7	10/01/1993	277	104	688104
107	FCNE #8	10/01/1993	277	105	688105
108	FCNE #9	10/01/1993	277	106	688106

109	FCNE #10	10/01/1993	277	107	688107
110	FCNE #11	10/01/1993	277	108	688108
111	FCNE #12	10/01/1993	277	109	688109
112	FCNE #13	10/01/1993	277	110	688110
113	FCNE #14	10/01/1993	277	111	688111
114	FCNE #15	10/01/1993	277	112	688112

115	FCNE #19	10/01/1993	277	116	688116
116	FCNE #20	10/01/1993	277	117	688117
117	FCNE #21	10/01/1993	277	118	688118
118	FCNE #22	10/01/1993	277	119	688119
119	FCNE #23	10/01/1993	277	120	688120
120	FCNE #25	10/02/1993	277	121	688121

121	FCNE #75	11/12/1993	277	532	689809
122	FCNE #76	11/12/1993	277	533	689810

123	FCNE #81	07/02/1994	283	59	703605
124	FCNE #82	07/02/1994	283	60	703606

125	BUD #1	05/02/1985	170	174	345416
126	BUD #2	05/02/1985	170	175	345417
127	BUD #3	05/02/1985	170	176	345418
128	BUD #4	05/02/1985	170	177	345419
129	BUD #5	05/02/1985	170	178	345420
130	BUD #6	05/02/1985	170	179	345421
131	BUD #7	05/02/1985	170	180	345422
132	BUD #8	05/02/1985	170	181	345423

CAN: 31475467.16

	Claim Name	Location Date	Book	Page	BLM NMC Nos.
133	BUD #9	05/02/1985	170	182	345424
134	BUD #10	05/02/1985	170	183	345425
135	BUD #11	05/02/1985	170	184	345426
136	BUD #12	05/02/1985	170	185	345427
137	BUD #13	05/02/1985	170	186	345428
138	BUD #14	05/02/1985	170	187	345429
139	BUD #15	05/02/1985	170	188	345430
140	BUD #16	05/02/1985	170	189	345431
141	BUD #17	05/02/1985	170	190	345432
142	BUD #18	05/02/1985	170	191	345433
143	BUD #19	05/02/1985	170	192	345434

144	BUD #21	05/05/1985	170	194	345436
145	BUD #23	05/05/1985	170	196	345438
146	BUD #25	05/05/1985	170	198	345440
147	BUD #27	05/05/1985	170	200	345442
148	BUD #29	05/05/1985	170	202	345444

149	BUD #31	05/05/1985	170	204	345446
150	BUD #33	05/05/1985	170	206	345448
151	BUD #35	05/05/1985	170	208	345450

152	BUD #41	06/25/1987	195	23	415058
153	BUD #42	06/25/1987	195	24	415059
154	BUD #43	06/25/1987	195	25	415060

155	BUD #20R	12/15/1994	286	544	713321
156	BUD #22R	12/15/1994	286	545	713322
157	BUD #24R	12/15/1994	286	546	713323
158	BUD #26R	12/15/1994	286	547	713324
159	BUD #28R	12/15/1994	286	548	713325
160	BUD #30R	12/15/1994	286	549	713326
161	BUD #32R	12/15/1994	286	550	713327
162	BUD #34R	12/15/1994	286	551	713328
163	BUD #36R	12/15/1994	286	552	713329

164	BUD #37	01/18/1996	300	595	735722
165	BUD #38	01/18/1996	300	596	735723
166	BUD #39	01/18/1996	300	597	735724
167	BUD #40	01/18/1996	300	597A	735725

168	BOLDT #1R	12/18/1994	286	576	713289
169	BOLDT #2R	12/18/1994	286	577	713290
170	BOLDT #3R	12/18/1994	286	578	713291

CAN: 31475467.16

	Claim Name	Location Date	Book	Page	BLM NMC Nos.
171	BOLDT #4R	12/18/1994	286	579	713292

172	BOLDT #5R	12/18/1994	286	580	713293
	AMENDED		492	474

173	BOLDT #6R	12/18/1994	286	581	713294
	AMENDED		492	475

174	BOLDT #7R	12/18/1994	286	582	713295
	AMENDED		492	476

175	BOLDT #8R	12/18/1994	286	583	713296
	AMENDED		492	477

176	BOLDT #9R	12/18/1994	286	584	713297
177	BOLDT #10R	12/18/1994	286	585	713298
178	BOLDT #11R	12/18/1994	286	586	713299
179	BOLDT #12R	12/18/1994	286	587	713300
180	BOLDT #13R	12/18/1994	286	588	713301
181	BOLDT #14R	12/18/1994	286	589	713302

182	BOLDT #15	12/18/1994	286	590	713303
183	BOLDT #16	12/18/1994	286	591	713304

184	BOB #1	07/12/1985	171	2	346684
185	BOB #2	07/12/1985	171	3	346685
186	BOB #3	07/12/1985	171	4	346686

187	BOB #8	12/18/1994	286	537	713330
188	BOB #9	12/18/1994	286	538	713331
189	BOB #10	12/18/1994	286	539	713332
190	BOB #11	12/18/1994	286	540	713333

191	BOB #4A	01/19/1995	286	541	713334
192	BOB #4B	01/19/1995	286	542	713335
193	BOB #4C	01/19/1995	286	543	713336

194	BOB #6R	02/08/1995	287	492	714426
195	BOB #7R	02/08/1995	287	493	714427

196	BOB #13	03/21/1995	288	282	715854
197	BOB #14	03/21/1995	288	283	715855
198	BOB #15	03/21/1995	288	284	715856
199	BOB #16	03/21/1995	288	285	715857

CAN: 31475467.16

	Claim Name	Location Date	Book	Page	BLM NMC Nos.
200	BOB #17	03/21/1995	288	286	715858
201	BOB #18	03/21/1995	288	287	715859
202	BOB #19	03/21/1995	288	288	715860
203	BOB #20	03/21/1995	288	289	715861
204	BOB #21	03/21/1995	288	290	715862
205	BOB #22	03/21/1995	288	291	715863
206	BOB #23	03/21/1995	288	292	715864
207	BOB #24	03/21/1995	288	293	715865
208	BOB #25	03/21/1995	288	294	715866
209	BOB #26	03/21/1995	288	295	715867

210	BOB 27	12/26/1996	312	631	763761
211	BOB 28	12/26/1996	312	632	763762
212	BOB 29	12/26/1996	312	633	763763
213	BOB 30	12/26/1996	312	634	763764

214	LA #1	03/24/1995	289	159	717314
215	LA #2	03/24/1995	289	160	717315
216	LA #3	03/24/1995	289	161	717316
217	LA #4	03/24/1995	289	162	717317
218	LA #5	03/24/1995	289	163	717318
219	LA #6	03/24/1995	289	164	717319
220	LA #7	03/24/1995	289	165	717320

221	LA #8	03/24/1995	289	166	717321
222	LA #9	03/24/1995	289	167	717322
223	LA #10	03/24/1995	289	168	717323
224	LA #11	03/24/1995	289	169	717324
225	LA #12	03/24/1995	289	170	717325
226	LA #13	03/24/1995	289	171	717326
227	LA #14	03/24/1995	289	172	717327
228	LA #15	03/24/1995	289	173	717328
229	LA #16	03/24/1995	289	174	717329
230	LA #17	03/24/1995	289	175	717330
231	LA #18	03/24/1995	289	176	717331
232	LA #19	03/24/1995	289	177	717332
233	LA #20	03/24/1995	289	178	717333

234	LA #21	03/25/1995	289	179	717334
235	LA #22	03/25/1995	289	180	717335

236	LA #35	03/31/1995	289	181	717336
237	LA #36	03/31/1995	289	182	717337

CAN: 31475467.16

	Claim Name	Location Date	Book	Page	BLM NMC Nos.
238	LA #37	03/24/1995	289	183	717338
239	LA #38	03/24/1995	289	184	717339
240	LA #39	03/24/1995	289	185	717340
241	LA #40	03/24/1995	289	186	717341
242	LA #41	03/24/1995	289	187	717342
243	LA #42	03/24/1995	289	188	717343
244	LA #43	03/24/1995	289	189	717344
245	LA #44	03/24/1995	289	190	717345

246	LA #45	03/24/1995	289	191	717346
	AMENDED		492	478

247	LA #46	03/24/1995	289	192	717347
	AMENDED		492	479

248	LA #47	03/24/1995	289	193	717348

249	LA #54	03/26/1995	289	193	717349
250	LA #55	03/26/1995	289	194	717350
251	LA #56	03/26/1995	289	195	717351
252	LA #57	03/26/1995	289	196	717352
253	LA #58	03/26/1995	289	197	717353
254	LA #59	03/26/1995	289	198	717354
255	LA #60	03/26/1995	289	199	717355
256	LA #61	03/26/1995	289	200	717356
257	LA #62	03/26/1995	289	201	717357

258	LA #63	03/26/1995	289	201	717358

259	LA #73	03/31/1995	289	202	717359
260	LA #74	03/31/1995	289	203	717360
261	LA #75	03/31/1995	289	204	717361
262	LA #76	03/31/1995	289	205	717362
263	LA #77	03/31/1995	289	206	717363
264	LA #78	03/31/1995	289	207	717364
265	LA #79	03/31/1995	289	208	717365

266	LA #80	04/09/1995	289	209	717366
267	LA #81	04/09/1995	289	210	717367
268	LA #82	04/09/1995	289	211	717368
269	LA #83	04/09/1995	289	212	717369
270	LA #84	04/09/1995	289	213	717370
271	LA #85	04/09/1995	289	214	717371
272	LA #86	04/09/1995	289	215	717372

CAN: 31475467.16

	Claim Name	Location Date	Book	Page	BLM NMC Nos.
273	LA #87	04/09/1995	289	216	717373
274	LA #88	04/09/1995	289	217	717374
275	LA #89	04/09/1995	289	218	717375
276	LA #90	04/09/1995	289	219	717376
277	LA #91	04/09/1995	289	220	717377
278	LA #92	04/09/1995	289	221	717378
279	LA #93	04/09/1995	289	222	717379
280	LA #94	04/09/1995	289	223	717380
281	LA #95	04/09/1995	289	224	717381
282	LA #96	04/09/1995	289	225	717382
283	LA #97	04/09/1995	289	226	717383
284	LA #98	04/09/1995	289	227	717384
285	LA #99	04/09/1995	289	228	717385
286	LA #100	04/09/1995	289	229	717386

287	LA #101	04/08/1995	289	230	717387
288	LA #102	04/08/1995	289	231	717388

289	LA #129	04/07/1995	289	258	717415
290	LA #130	04/07/1995	289	259	717416
291	LA #131	04/07/1995	289	260	717417
292	LA #132	04/07/1995	289	261	717418

293	LA #133	04/12/1995	289	262	717419
294	LA #134	04/12/1995	289	263	717420

295	LA #135	09/01/1995	294	364	723410
	AMENDED		492	480

296	LA #136	09/01/1995	294	365	723411

297	LA #137	09/01/1995	294	366	723412
	AMENDED		492	481

298	LA #138	09/01/1995	294	367	723413

299	LA #139	09/01/1995	294	368	723414
	AMENDED		492	482

300	LA #140	09/01/1995	294	369	723415
301	LA #141	09/01/1995	294	370	723416
302	LA #142	09/01/1995	294	371	723417
303	LA #143	09/01/1995	294	372	723418
304	LA #144	09/01/1995	294	373	723419

CAN: 31475467.16

	Claim Name	Location Date	Book	Page	BLM NMC Nos.
305	LA #145	09/01/1995	294	374	723420
306	LA #146	09/01/1995	294	375	723421
307	LA #147	09/01/1995	294	376	723422
308	LA #148	09/01/1995	294	377	723423
309	LA #149	09/01/1995	294	378	723424
310	LA #150	09/01/1995	294	379	723425
311	LA #151	09/01/1995	294	380	723426
312	LA #152	09/01/1995	294	381	723427
313	LA #153	09/01/1995	294	382	723428
314	LA #154	09/01/1995	294	383	723429
315	LA #155	09/01/1995	294	384	723430
316	LA #156	09/01/1995	294	385	723431
317	LA #157	09/01/1995	294	386	723432
318	LA #158	09/01/1995	294	387	723433
319	LA #159	09/01/1995	294	388	723434
320	LA #160	09/01/1995	294	389	723435

321	LA #161	11/28/1995	297	443	729808
322	LA #162	11/28/1995	297	444	729809
323	LA #163	11/28/1995	297	445	729810
324	LA #164	11/28/1995	297	446	729811
325	LA #165	11/28/1995	297	447	729812
326	LA #166	11/28/1995	297	448	729813
327	LA #167	11/28/1995	297	449	729814
328	LA #168	11/28/1995	297	450	729815
329	LA #169	11/28/1995	297	451	729816
330	LA #170	11/28/1995	297	452	729817
331	LA #171	11/28/1995	297	453	729818
332	LA #172	11/28/1995	297	454	729819
333	LA #173	11/28/1995	297	455	729820
334	LA #174	11/28/1995	297	456	729821

335	LA #175	11/28/1995	297	457	729822
336	LA #176	11/28/1995	297	458	729823
337	LA #177	11/28/1995	297	459	729824
338	LA #178	11/28/1995	297	460	729825
339	LA #179	11/28/1995	297	462	729826
340	LA #180	11/28/1995	297	463	729827
341	LA #181	11/28/1995	297	464	729828
342	LA #182	11/28/1995	297	465	729829
343	LA #183	11/28/1995	297	466	729830
344	LA #184	11/28/1995	297	467	729831
345	LA #185	11/28/1995	297	468	729832
346	LA #186	11/28/1995	297	469	729833

CAN: 31475467.16

	Claim Name	Location Date	Book	Page	BLM NMC Nos.
347	LA #187	11/28/1995	297	470	729834
348	LA #188	11/28/1995	297	461	729835

349	MOE #1	02/05/1997	316	199	769013
350	MOE #2	02/05/1997	316	200	769014
351	MOE #3	02/05/1997	316	201	769015

352	CODY 16	04/04/1997	319	36	772506
353	CODY 18	04/04/1997	319	38	772508
354	CODY 20	04/04/1997	319	40	772510
355	CODY 21	04/04/1997	319	41	772511

356	JDL 10	09/21/1999	346	232	807757
357	JDL 11	09/21/1999	346	233	807758
358	JDL 12	09/21/1999	346	235	807759
359	JDL 13	09/21/1999	346	236	807760
360	JDL 14	09/21/1999	346	237	807761

Part 3 – Leased Patented Mining Claims

Assessed Owner: Hannah S. Hall 1997 Revocable Trust dated June 5, 1997, John E. Burnham, Trustee

Agreement and Mining Lease among Clarence H. Hall and Hannah S. Hall, lessors, and Beal Mining Company. Memorandum recorded in Pershing County in Book 182, Page 123.

Name of Claim	U.S. Mineral Survey Number	Patent No.	Pershing County APN

Madre	40	1787	008-690-03
Calaveras	38	57	008-700-17

Part 4 – Water Rights

Florida Canyon Mine Water Rights
Pershing County, Nevada
Permit	Cert. No.	Well ID	Div. Rate (cfs)	Duty (AFA)
48998	13238	PW-1	0.900	58.66
57097			0.280	48.03
48997	13237	PW-2	0.680	102.24
57096			0.100	32.77
61203			0.110	79.64
61707		PW-5	0.100	72.40
61643		PW-6	1.100	796.37

CAN: 31475467.16

61644		PW-7	0.824	596.37
50061	13953	Trailer 1	0.045	3.13
50248	14448	Trailer 2	0.190	4.32
79819-E		MW-16D	0.020	20.50
		MW-I	0.030
79820-E		MW-16	0.010
		MW-16B	0.020
		MW-GA	0.030
		MW-K	0.030
		MW-M	0.020
		MW-N	0.020
		MW-O	0.030
80098-E		MW-V	0.001
82357-E		MW-29	0.300
82358-E		MW-31	0.150
Total Combined Duty (AFA)
1,814.43

CAN: 31475467.16

Schedule B
Security Documents

The Security Documents shall include the following:

(b)

security agreements of each Credit Party, pursuant to which each Credit Party shall grant to and in favour of the Lender a first priority Encumbrance over all of its present and after-acquired personal property, subject only to Permitted Encumbrances;

(c)	unlimited guarantees of each of the Guarantors;
(d)

a share pledge agreement of the Borrower governed by the laws of the Province of British Columbia, pursuant to which the Borrower will pledge and grant to and in favour of the Lender a first-priority Encumbrance over all of the issued and outstanding shares in the capital of Alio Gold (US) Inc.;

(e)

a share pledge agreement of Alio Gold (US) Inc. governed by the laws of the State of Nevada pursuant to which Alio Gold (US) Inc. will pledge and grant to and in favour of the Lender a first-priority Encumbrance over all of the issued and outstanding shares in the capital of Rye Patch Mining US Inc.;

(f)

a share pledge agreement of Rye Patch Mining US Inc. governed by the laws of the State of Delaware pursuant to which Rye Patch Mining US Inc. will pledge and grant to and in favour of the Lender a first-priority Encumbrance over all of the issued and outstanding shares in the capital of Florida Canyon Mining, Inc.;

(g)	an acknowledgement and consent of issuer from Florida Canyon Mining, Inc. with respect to Rye Patch Mining US Inc.’s pledge of the Florida Canyon Mining, Inc. shares;
(h)	an acknowledgement and consent of issuer from Rye Patch Mining US Inc. with respect to Alio Gold (US) Inc.’s pledge of the Rye Patch Mining US Inc. shares; and
(i)

a deed of trust, assignment of leases, rents and contracts, security agreement and fixture filing of Florida Canyon Mining, Inc.in respect of the Project, to be recorded in Nevada, pursuant to which Florida Canyon Mining, Inc. shall grant to and in favour of the Lender a first priority Encumbrance over all of its present and after-acquired property, including but not limited to all assets and interests comprising the Project, subject only to Permitted Encumbrances.

CAN: 31475467.16

1

SCHEDULE C
Shares and Ownership Interests

Record and Beneficial Owner	Issuer	Certificate No.	Number and Class of Shares	% of Shares Owned
Alio Gold Inc. , a British Columbia company	Alio Gold (US) Inc., a British Columbia company	C-1	200,000	100%
Rye Patch Mining US Inc.	Rye Patch Gold US Inc., a Nevada corporation	2	100	100%
Alio Gold (US) Inc.	Rye Patch Mining US Inc., a Nevada corporation	2	1	100%
Rye Patch Mining US Inc.	Florida Canyon Mining Inc., a Delaware corporation	5	1,000	100%
Rye Patch Mining US Inc.	Standard Gold Mining Inc., a Delaware corporation	4	1,000	100%
Rye Patch Mining US Inc.	RP Dirt Inc., a Delaware corporation	4	1,000	100%
Alio Gold Inc.	Timmins Goldcorp Mexico S.A. de C.V., a Mexican corporation	7 Serie A 16 Serie B 3 Serie C 4 Serie C	99 Fixed 728,049 Variable 136,000 Variable 980,968 Variable	99.99% [1]
Timmins Goldcorp Mexico S.A. de C.V.	Aurea Mining Inc., a British Columbia company	C-2	116,786,781	99.99% [2]
Timmins Goldcorp Mexico S.A. de C.V.	Molimentales del Noroeste, S.A. de C.V., a Mexican corporation	10 Serie A 11 Serie B	499 fixed 2’015,048 variable	99.99% [3]
Aurea Mining Inc.	Minera Aurea, S.A. de C.V., a Mexican corporation	5 Serie One 3 Serie Two 1 Serie Three	199,999 Fixed 200,000 Variable 7’223,213 Variable	99.99% [4]

[1]	the remaining 0.01% of the issued share capital owned by Mark Backens.
[2]	the remaining 0.01% of the issued share capital owned by Alio Gold Inc.
[3]	the remaining 0.01% of the issued share capital owned by Francisco Arturo Bonillas Zepeda.
[4]	the remaining 0.01% of the issued share capital owned by Molimentales del Noroeste, S.A. de C.V.

CAN: 31475467.16

SCHEDULE D
Material Contracts

None.

CAN: 31475467.16

SCHEDULE E
Authorizations to be obtained on or prior to the Closing Date

1.	TSX approval of the Credit Agreement and for the issuance of the Partner Alignment Shares;
2.	NYSE American approval of the listing of the Partner Alignment Shares;
3.	Hall Consent (to be obtained post-closing, on a commercially reasonable basis); and
4.	Caterpillar Consent (to be obtained post-closing, on a commercially reasonable basis).

CAN: 31475467.16

SCHEDULE F
COMPLIANCE CERTIFICATE

TO:THE LENDER (as defined in the Credit Agreement referred to below)

Suite 2600, 200 Bay Street

Toronto, Ontario, M5J 2J2

Attention:Chief Financial Officer

Fax No. :(416) 977-9555

I, ______________________, the Chief Financial Officer of Alio Gold Inc. (the “Borrower”), hereby certify that:

1.I am the duly appointed Chief Financial Officer of the Borrower and refer to Section of the credit agreement dated as of November 13, 2019 between the Borrower, as borrower, Alio Gold (US) Inc., Rye Patch Mining US Inc. and Florida Canyon Mining Inc., as guarantors, Sprott Private Resource Lending II (Collector), LP, as lender (as amended, modified, supplemented, restated or replaced from time to time, the “Credit Agreement”).

2.I am familiar with and have examined the provisions of the Credit Agreement.

3.To the best of my knowledge, information and belief and after due and diligent inquiry, I certify that:

(a)the representations and warranties made in Article 6 of the Credit Agreement, except those expressly stated to be made as of a specific date but including those made with respect to the financial statements for the Borrower's fiscal period ended ________________, 20____ (the “Period End”), are, in all respects, true on and as of the date of this Compliance Certificate with the same effect as if those representations and warranties had been made on and as of that date;

(b)the Borrower has complied with and fulfilled each covenant and agreement set forth in the Credit Agreement which is by its terms required to be complied with or fulfilled on or before the date hereof;

(c)no Default or Event of Default has occurred and is continuing on the date of this Compliance Certificate;  [NTD: Amend and provide details if there is a Default or Event of Default]

(d)as of the Period End: [NTD:  Insert as applicable.]

(i)the Working Capital Ratio was ____________ to 1.00; and

(ii)its Unrestricted Cash was USD $_________________.

(e)The most recent Model delivered by the Borrower to the Finance Parties reflecting each Model amendment which has been approved in writing by the Lender is true and correct in all respects and accurately reflects the results of operations of the Borrower as of the date hereof.

CAN: 31475467.16

All capitalized terms used in this certificate and defined in the Credit Agreement have the meanings defined in the Credit Agreement.

DATED this ______ day of _________________, 20____.

_____________________________

(Signature)

_____________________________

(Name - please print)

_____________________________

(Title of Senior Financial Officer)

CAN: 31475467.16

SCHEDULE G
ROYALTY OBLIGATIONS

CAN: 31475467.16

SCHEDULE H
hall lease consent

CAN: 31475467.16